UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Tyme Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TYME TECHNOLOGIES, INC.

1 PLUCKEMIN WAY, SUITE 103

BEDMINSTER, NJ 07921

July 12, 2021

Dear Stockholders:

You are cordially invited to attend our 2021 Annual Meeting of Stockholders on Tuesday, August 24, 2021, at 11:00 a.m. (Eastern Time). In an effort to make our meeting more accessible to our stockholders, we will be holding our Annual Meeting in a virtual meeting format only, via live audio webcast. You may attend, vote and submit questions during or in advance of the Annual Meeting via the Internet at https://www.cstproxy.com/tymeinc/2021. We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to permit your access and participation. We believe that a virtual meeting will provide meaningful stockholder access and participation and also protect the health and safety of our stockholders, directors, officers and employees.

All stockholders of record of our common stock at the close of business on July 1, 2021, the record date, are entitled to notice of and to vote at this meeting and any postponement or adjournment thereof. It is important that your shares are represented at the Annual Meeting regardless of whether you plan to attend the virtual meeting. To ensure that you will be represented, we ask you to vote in advance as promptly as possible in accordance with the procedures described in the following Proxy Statement. If you attend the meeting, you may revoke your proxy if you wish and vote your shares during the meeting. Because the representation of stockholders at the Annual Meeting is very important, we thank you in advance for your participation.

Sincerely,
Richie Cunningham
Chief Executive Officer

Tyme Technologies, Inc.

1 Pluckemin Way, Suite 103

Bedminster, NJ 07921

Notice of Annual Meeting of Stockholders

Tuesday, August 24, 2021 at 11:00 a.m. Eastern Time

To be conducted virtually live via the Internet at https://www.cstproxy.com/tymeinc/2021

The principal business of the Annual Meeting will be to:

1.	Elect two Class I Directors to serve for a three-year term;

2.	Approve our Amended and Restated 2016 Stock Option Plan for Non-Employee Directors;

3.	Ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for fiscal year ending March 31, 2022; and

4.	Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

You can vote at the Annual Meeting or any adjournment thereof online or by mail if you were a stockholder of record at the close of business on July 1, 2021. You may revoke your proxy at any time before its exercise at the Annual Meeting.

We are holding the Annual Meeting virtually live via the Internet; there is no physical location. The virtual Annual Meeting will afford our stockholders the same rights and opportunities as an in-person meeting, allowing for active participation by all of our stockholders at no cost, regardless of their geographic location. You will be able to attend online by visiting https://www.cstproxy.com/tymeinc/2021 at the meeting date and the time described above and in the accompanying proxy statement. You will need your 12-digit control number included on your Important Notice Regarding the Availability of Proxy Materials or proxy card to enter https://www.cstproxy.com/tymeinc/2021. To merely listen to the meeting, if you are within the U.S. and Canada, please dial toll-free +1-877-770-3647 or if outside the U.S. and Canada, please dial +1-312-780-0854 (standard rates apply), and enter the passcode that will be posted at https://www.cstproxy.com/tymeinc/2021. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

The list of Tyme’s stockholders of record entitled to vote at the Annual Meeting will be made available for viewing by stockholders for any relevant purpose during the Annual Meeting and for ten days preceding the Annual Meeting by contacting Tyme at investorrelations@tymeinc.com. Stockholders requesting access to the list will be asked to provide the 12-digit control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

By Order of the Board of Directors,
James Biehl Chief Legal Officer and Corporate Secretary

Bedminster, NJ

July 12, 2021

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on August 24, 2021 via the Internet at

https://www.cstproxy.com/tymeinc/2021:

The Notice of Annual Meeting, Proxy Statement and our

2021 Annual Report to Stockholders are available electronically at

http://www.cstproxy.com/tymeinc/2021

Tyme Technologies, Inc.

Proxy Statement

QUESTIONS AND ANSWERS

Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), Tyme Technologies, Inc., a Delaware corporation (“Tyme” or the “Company”), is making its proxy statement (this “Proxy Statement”) and its Annual Report for the fiscal year ended March 31, 2021 (the “Annual Report”) available electronically via the Internet at https://www.cstproxy.com/tymeinc/2021. On or before July 12, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and the Annual Report and how to vote. If you would like to receive a printed copy of the Proxy Statement, Annual Report and proxy card (together, the “Proxy Materials”), please follow the instructions included in the Notice. Upon request, we will promptly mail you paper copies of these materials free of charge.

What is the purpose of this document?

The Board of Directors (the “Board”) of the Company is making these Proxy Materials available to you in connection with its solicitation of proxies for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on August 24, 2021 at 11:00 a.m. (Eastern Time). You may attend, vote and submit questions during or in advance of the Annual Meeting via the Internet at https://www.cstproxy.com/tymeinc/2021 in accordance with the rules of conduct for the meeting. We have designed the format of the Annual Meeting to provide you the same rights and opportunities to participate as you would at an in-person meeting, allowing for active participation by all of our stockholders at no cost, regardless of their geographic location, using online tools to ensure your access and participation. We believe that a virtual meeting will provide meaningful stockholder access and participation and also protect the health and safety of our stockholders, directors, officers and employees.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on July 1, 2021, the record date, may vote at the Annual Meeting. As of the record date, there were 172,206,894 shares of our common stock, par value $0.0001 per share (the “Common Stock”), outstanding. Each share of Common Stock is entitled to one vote.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, then you may hold shares of Tyme Common Stock in more than one account. You should vote all shares held in each of your accounts following the instructions on each Notice as described herein.

How do I gain admission to the virtual Annual Meeting or vote my shares at the virtual Annual Meeting?

Registered Stockholders: Shares Registered in Your Name.

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company (“Continental”), and you wish to attend the virtual Annual Meeting, please go to https://www.cstproxy.com/tymeinc/2021, enter the control number you received on your Notice or proxy card and click on the “Click here to preregister for the online meeting” link at the top of the page. Just before the start of the meeting, you will need to log back into the meeting site using your control number. Pre-registration, which opens on August 16, 2021 at 5:00 p.m. (Eastern Time), is recommended, but not required, to attend.

If you do not have or misplace your control number, contact Continental at (917) 262-2373 or proxy@continentalstock.com.

Registered stockholders may also dial in to listen to the meeting. If you are within the U.S. or Canada, please call toll-free +1-877-770-3647 and if you are outside the U.S. and Canada, please call +1-312-780-0854 (standard rates apply), and enter the passcode that will be posted at https://www.cstproxy.com/tymeinc/2021. You will need your 12-digit control number to enter https://www.cstproxy.com/tymeinc/2021. By dialing in, you will not be able to vote or participate during the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice was forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record.

Beneficial owners who wish to attend the virtual Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to Continental, proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental, a beneficial holder will receive an e-mail before the meeting with a link and instructions for entering the virtual meeting. Beneficial owners should contact Continental at least five (5) business days before the meeting date.

Beneficial owners who do not obtain a legal proxy will still be able to attend the virtual Annual Meeting by (1) requesting a guest control number from Continental (email proxy@continentalstock.com) and then (2) visiting https://www.cstproxy.com/tymeinc/2021 or dialing-in to the meeting and entering the passcode that will be posted at https://www.cstproxy.com/tymeinc/2021. If you are within the U.S. and Canada, please call toll-free +1-877-770-3647 and if you are outside the U.S. and Canada, please call +1-312-780-0854 (standard rates apply). However, in either case, you will not be able to vote or participate during the meeting. You may be also required to provide proof of beneficial ownership.

All owners: Provided you follow the instructions above, you may log into the Annual Meeting beginning at 10:45 am (Eastern Time) on August 24, 2021, and the Annual Meeting will begin promptly at 11:00 am (Eastern Time).

How do I ask questions at the virtual Annual Meeting?

Stockholders have multiple opportunities to submit questions to the Company for the virtual Annual Meeting in accordance with the rules of conduct for the meeting (which rules will be available on the meeting site). Stockholders who wish to submit a question in advance may do so at https://www.cstproxy.com/tymeinc/2021 beginning on August 16, 2021 at 5:00 p.m. (Eastern Time), the day pre-registration opens. Stockholders may also submit questions online during the meeting at https://www.cstproxy.com/tymeinc/2021. The Company intends to answer as many questions that are germane to the business of the meeting as time allows, but given time constraints, some questions may not be addressed during the virtual Annual Meeting.

What if during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.

What is the purpose of the Annual Meeting?

For stockholders to vote on the following proposals:

1.	Elect two Class I Directors for a three-year term;

2.	Approve our Amended and Restated 2016 Stock Option Plan for Non-Employee Directors;

3.	Ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending March 31, 2022; and

4.	Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board recommends that you vote:

•	“FOR” the election of Donald DeGolyer and Steven Hoffman as Class I directors;

•	“FOR” the approval of the Amended and Restated 2016 Stock Option Plan for Non-Employee Directors; and

•	“FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

Can I vote my shares without attending the Annual Meeting?

Stockholder of Record: Shares Registered in Your Name

Stockholders of record may vote their shares by proxy over the Internet or by mail. Regardless of whether you plan to attend the virtual Annual Meeting, we urge you to vote by proxy before the meeting to ensure your vote is counted. You may choose one of the following voting methods to cast your vote:

1.

BY INTERNET: To vote by Internet, follow the instructions on the Notice or proxy card. Internet voting before the Annual Meeting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on August 23, 2021. Your Internet vote authorizes the named proxies below to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

2.

BY MAIL: To vote by mail, simply mark your proxy, date and sign it, and return it to the Company in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

The method by which you vote now will in no way limit your right to vote electronically at the virtual Annual Meeting if you later decide to attend.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

As discussed above, if you are a beneficial owner, you may not vote your shares at the meeting unless you obtain a legal proxy from your broker, bank or other nominee.

If I submit a proxy, how will it be voted?

When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Richard Cunningham and/or James Biehl to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•

written notice to our Corporate Secretary at Tyme Technologies, Inc., 1 Pluckemin Way, Suite 103, Bedminster, NJ 07921; however, in light of disruptions caused by the COVID-19 pandemic, if you intend to revoke your proxy by providing such a written notice, we advise that you also send a copy via email to investorrelations@tymeinc.com;

•	timely delivery of a valid, later-dated proxy;

•	entering a new vote online before the cutoff time (11:59 p.m., EST, on August 23, 2021); or

•	attending and voting online during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Your latest proxy submitted before the Annual Meeting is the one that will be counted, unless you are admitted to attend the Annual Meeting and vote your shares online during the meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy. You may also vote online during the Annual Meeting if you have obtained a legal proxy as described above.

What constitutes a quorum at the Annual Meeting?

The presence, by attendance at the Annual Meeting or by proxy, of the holders of a majority in voting power of the shares of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you are represented by proxy or if you attend the virtual Annual Meeting.

Abstentions and withhold votes are counted as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some or all of the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called “broker non-votes”) are also considered “shares present” for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.

What is the voting requirement to approve each of the proposals?

The following table summarizes the vote threshold required for approval of each item of business to be transacted at the Annual Meeting, provided that there is a quorum. In addition, the table shows the effect on the outcome of the vote of: (i) abstentions (or, in the case of Proposal 1, withhold votes); (ii) uninstructed shares held by brokers (which result in broker non-votes when a beneficial owner of shares held in “street name” does not provide voting instructions and, as a result, the nominee is prohibited from voting those shares on certain proposals); and (iii) signed but unmarked proxy cards.

Proposal	Vote Required for Approval	Effect of Abstentions/ Withhold Votes (1)	Uninstructed Shares/ Effect of Broker Non-Votes (1)	Signed but Unmarked Proxy Cards (2)
1. Election of Directors	Plurality of Votes Cast	No effect	Not voted / no effect	Voted “For” each nominee

Proposal	Vote Required for Approval	Effect of Abstentions/ Withhold Votes (1)	Uninstructed Shares/ Effect of Broker Non-Votes (1)	Signed but Unmarked Proxy Cards (2)
2. Approval of Amended and Restated 2016 Stock Option Plan for Non-Employee Directors	Majority of shares present at the Annual Meeting or represented by proxy and entitled to vote thereon	Same effect as a vote “Against”	Not voted / no effect	Voted “For”

3. Ratification of appointment of independent registered public accounting firm	Majority of shares present at the Annual Meeting or represented by proxy and entitled to vote thereon	Same effect as a vote “Against”	Discretionary vote by broker	Voted “For”

(1)	Abstentions and broker non-votes are included for purposes of determining whether a quorum is present, however, abstentions are considered “entitled to vote” whereas broker non-votes are not.
(2)

If you sign and return your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted as shown in this column and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other matter properly brought before the Annual Meeting.

Under the rules of the NASDAQ Stock Market (“Nasdaq”), without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the other proposals. Therefore, for your voice to be heard, it is important that you vote.

Who pays for the cost of this proxy solicitation?

We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward any Proxy Materials to the beneficial owners of our Common Stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

How do I submit a stockholder proposal for consideration at next year’s annual meeting of stockholders?

For a proposal to be included in our proxy statement for the 2022 annual meeting of stockholders, you must submit it no later than March 14, 2022. Your proposal must be in writing and comply with the proxy rules of the SEC. Send your proposal to: Tyme Technologies, Inc., 1 Pluckemin Way, Suite 103, Bedminster, NJ 07921, Attention: Corporate Secretary.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2022 annual meeting of stockholders. We must receive this type of proposal in writing on or after April 26, 2022, but no later than May 26, 2022.

As detailed in our Amended and Restated By-laws (our “By-Laws”), to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal or business (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the exact text of the proposed amendment), (iii) a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (iv) any other information relating to such stockholder and such beneficial owner, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (v) the other information described in Article II, Section 9(b) of our By-Laws.

How do I nominate or recommend a director nominee?

If you wish to nominate an individual for election as director at the 2022 annual meeting of stockholders, we must receive your written nomination on or after April 26, 2022, but no later than May 26, 2022. Send your nomination proposal to: Tyme Technologies, Inc., 1 Pluckemin Way, Suite 103, Bedminster, NJ 07921, Attention: Corporate Secretary.

As detailed in our By-Laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) the name, age, business address and, if known, residence address of each proposed nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class and number of shares of Tyme Common Stock that are, directly or indirectly, owned, beneficially or of record, by each nominee, (iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s) on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the registrant for purposes of such Item 404 and the proposed nominee were a director or executive officer of such registrant, (v) such other information concerning each nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act or applicable law, (vi) the written consent of the nominee to serve as a director if elected, and (vii) the other information as specified in Article II, Section 10(b) of our By-Laws, including in regards of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is made.

In addition to a stockholder’s ability to nominate candidates to serve on the Board, stockholders may recommend candidates to the Nominating and Corporate Governance Committee for consideration. The committee will consider recommendations from stockholders regarding director nominee candidates that are received in writing and accompanied by sufficient information to enable the committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary at our headquarters. Any recommendation received from a stockholder after March 31 of any year is not assured of being considered for nomination in that year.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and By-Laws provide that the number of directors to hold office at any time may be determined from time to time by resolution of our Board. Our Board has set the size of the Board at eight members.

As discussed below under “Corporate Governance—Leadership and Board Structure,” our Board is divided into three classes, designated as Class I, Class II and Class III. Upon the expiration of the initial term of office for each class of directors, each director in that class will be elected for a three-year term and serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Because of our classified board structure, we are only nominating our incumbent Class I directors, whose terms expire this year, for reelection at the 2021 Annual Meeting.

The table below sets forth information with respect to our directors as of July 1, 2021:

Name	Age	Date Elected to our Board of Directors
Class I Directors - Term Expiring at the 2021 Annual Meeting
Donald W. DeGolyer	60	May 24, 2018
Steve Hoffman	58	March 5, 2015	*
Class II Directors - Term Expiring at the 2022 Annual Meeting
Richard Cunningham	50	November 30, 2020
Gerald H. Sokol	78	March 10, 2015
Timothy C. Tyson	69	March 10, 2015
Class III Directors - Term Expiring at the 2023 Annual Meeting
David Carberry	68	March 30, 2017
Douglas A. Michels	64	October 1, 2018
Paul L. Sturman	60	March 2, 2017

*

Mr. Hoffman served as a director of Tyme, Inc. (our subsidiary) since its formation on July 26, 2013 and has served as director of the Company since the completion of the merger on March 5, 2015 among us, our wholly-owned subsidiary formed for the purposes of completing the merger, Tyme, Inc. and certain other parties.

The terms of our two Class I directors expire at the 2021 Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee and after consideration by the full Board, our Board has nominated Messrs. DeGolyer and Hoffman for re-election as Class I directors. Biographical information for each director and director nominee is contained below. If elected at the Annual Meeting, each of these nominees will serve for a three-year term expiring at the 2024 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Messrs. DeGolyer and Hoffman have agreed to serve if elected, and we have no reason to believe that any of the nominees will be unable to serve. If a nominee is not able to serve, proxies will be voted in favor of the other nominees and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of Messrs. DeGolyer and Hoffman as Class I directors.

The following is a brief biographical summary of the experience of our directors and director nominees:

Nominees for election at our 2021 Annual Meeting with terms expiring at the 2021 Annual Meeting.

Donald W. DeGolyer has been a member of our Board since May 2018. Mr. DeGolyer is the Founder and a director of Vertice Pharma, LLC, a specialty pharmaceuticals company focused on improving patients’ health, and has served in that role since 2015. He is also a director and member of the compensation committee of HLS Therapeutics Inc. (TSXV: HLS), a specialty pharmaceutical company listed on the TSX Exchange in Canada. Mr. DeGolyer has over 30 years of experience in the pharmaceuticals industry. He was previously the Chief Operating Officer of Endo Pharmaceuticals from 2013 to 2015 where he built a high-growth specialty pharmaceuticals business. He also served as President and CEO of Sandoz North America from 2010 to 2013 as it became the one of the largest generics companies in the world. Mr. DeGolyer began his career at Pfizer, Johnson & Johnson and then Novartis, progressing through various roles of increasing responsibility.

Our Board believes that Mr. DeGolyer’s significant experience in the pharmaceuticals industry and experience in founding and growing businesses allow him to make valuable contributions to the Board.

Steve Hoffman served as Chief Executive Officer of the Company from March 2015 until November 2020, and he remains as Chief Science Officer, having served in that role since March 2015. In his role, Mr. Hoffman continues to supervise the development of our product candidates that he began with Tyme, Inc. and the wholly-owned subsidiary of the Company and the Company’s dissolved former subsidiary, Luminant Bioscience LLC (“Luminant”). Prior to the establishment of Luminant in 2011, he held a variety of senior management positions with companies in the chemistry, aerospace and laser optics fields for over 25 years. Mr. Hoffman was a co-founder and, from 1993 to 2007, Chief Technology Officer of Mikronite Technologies Group Inc., a developer, licensor and marketer of material surfacing technologies for various manufacturing processes and applications. At Mikronite, Mr. Hoffman supervised its implementation of proprietary technology. His efforts on behalf of Mikronite were recognized by The Home Depot and Lowe’s with a Best New Product award and an Innovative Technology award from the New Jersey Manufacturers Association. Mr. Hoffman attended New York University and Rutgers University with a concentration in mechanical engineering from 1980 to 1984 and continued his studies under the direct supervision of the chairman of the physics department at the University of Michigan specializing in physics and electro-optics.

Our Board believes that Mr. Hoffman’s detailed knowledge of our Company since its founding and extensive executive experience in technology and science prior to joining Tyme provide a unique critical contribution of skills to the Board.

Directors continuing in office with terms expiring in 2022.

Richard Cunningham joined as the Chief Executive Officer and a director of the Company in November 2020. He brings over 20 years of leadership experience in the healthcare and biopharmaceutical industry. Immediately before joining Tyme, Mr. Cunningham was the Chief Executive Officer and President of IXC Discovery, Inc. (formerly, Icagen Inc.), a drug discovery company, which positions he held beginning in November 2014. He had also served as a director there since April 2020. Before IXC Discovery, Inc., Mr. Cunningham held various roles at pharmaceutical and healthcare companies, including Boehringer Ingelheim and Valeant Pharmaceuticals (now, Bausch Health Companies Inc.; NYSE: BHC). His experience includes a broad array of responsibilities, including mergers and acquisitions, business development, strategy development, therapeutic launches, contracting, managed care, and sales and marketing. He has led the commercialization and launch of multiple therapies in oncology, rare disease, infectious disease, respiratory, neurology, cardiovascular and metabolic diseases.

Our Board believes that Mr. Cunningham’s leadership expertise, significant experience in mergers and acquisitions, business development and knowledge of the pharmaceutical industry enable him to make valuable contributions to our Board.

Gerald H. Sokol, MD, MSc, FCP has been a member of our Board since March 2015. He also serves on our Medical Advisory Board and as chairman of our Science Development Committee. Dr. Sokol attained his medical degree from Indiana University’s Combined Degree Program in Experimental Medicine together with a Master’s Degree in Pharmacology. He interned in medicine at Temple University and attended the U.S. Public

Health Service Hospital in affiliation with the National Cancer Institute, Johns Hopkins and the University of Maryland completing training in internal medicine. He then completed training at the Massachusetts General Hospital, Harvard Medical School in Radiation Oncology, Medical Oncology and Clinical Pharmacology, attaining Board Certifications in Internal Medicine, Medical Oncology, Radiation Oncology, Clinical Pharmacology, and later Quality Assurance and Utilization Review. He also is certified in Skin Cancer Medicine from the University of Queensland. Dr. Sokol has been Chief of Radiation Oncology at the University of South Florida’s Tampa General Hospital and has built or contributed to building over ten cancer centers. He is a board member and partner of Florida Cancer Specialists and Research Institute. Dr. Sokol is a decorated retired Captain in the US Navy and served as a Commanding Officer at the Uniformed Services University. Dr. Sokol currently holds professorships in Medicine and Pharmacology at that institution. While maintaining a medical practice, Dr. Sokol served on the review staff of the FDA for over 27 years as a senior regulatory scientist and officer, composing over 300 white papers, IND and NDA reviews and opinion papers. Dr. Sokol has authored or coauthored over 100 books, book chapters, abstracts and papers on a multitude of clinical issues. He is a lifetime fellow and board member of the American Cancer Society and a fellow of the American College of Clinical Pharmacology.

Our Board believes that Dr. Sokol’s strategic insight and extensive experience in drug approval and development, and knowledge as a physician, allow him to make valuable contributions to the Board.

Timothy C. Tyson has been a member of our Board since March 2015. Mr. Tyson is currently Chairman and CEO of TriRx Pharmaceutical Services, LLC and Chairman at Icagen Inc. He served as Chairman and CEO of Avara Pharmaceutical Services from May 2015 to October 2018. He served as Chief Executive Officer and Executive Chairman of Aptuit from 2008 to 2012 and non-executive Chairman from 2012 to 2016. Mr. Tyson served as the Chief Executive Officer of Valeant Pharmaceuticals International (formerly, ICN Pharmaceuticals Inc.) from January 1, 2005 to February 1, 2008. He served as President of Valeant Pharmaceuticals International from November 2002 to February 1, 2008 and served as its Chief Operating Officer from November 2002 to December 2004. He served as President of Global Manufacturing and Supply for GlaxoSmithKline plc. from June 1998 to November 2002. From 1997 to 1998, Mr. Tyson served as GlaxoSmithKline’s Vice President and General Manager of Business Operations. During his 14-year tenure at GlaxoSmithKline, he served in a variety of roles with broad international and domestic responsibilities, including significant management experience running two divisions: Glaxo Dermatology and Cerenex Pharmaceuticals. He was responsible for managing all sales and marketing for the U.S. operations, where he launched over 30 new products. Prior to his tenure at GlaxoSmithKline, Mr. Tyson served in a number of executive positions at Bristol-Myers Company in Operations and Research and Development. Before his tenure at Bristol-Myers, he served as a Manufacturing Manager for Procter & Gamble. He served as an Officer in the United States Army from 1974 to 1979 and spent 14 years in the United States Army Reserves. He has been Independent Non-Executive Chairman of Icagen, formerly Caldera Pharmaceuticals, since April 1, 2014 and has been a director since October 2013. He served or serves as Director for: the Pharmaceutical Research and Manufacturing Association; BICOM; the Chief Executive Officer Roundtable for the University of California at Irvine; the Dean’s Executive Forum at Cal State Fullerton; the Health Sector Advisory Board at Duke University; the Leadership Forum of the International Society of Pharmaceutical Engineers and as a visiting lecturer at Cambridge University. He served as a Director of Valeant Pharmaceuticals International from 2004 to February 1, 2008. In 2002, Mr. Tyson received a Bicentennial Leadership Award from the United States Military Academy at West Point and was named 2007 Alumnus of the Year at Jacksonville State University. Mr. Tyson received a Master in Business Administration and Master in Public Administration from Jacksonville State University in 1979 and 1976, respectively. He is also a 1974 graduate of the United States Military Academy at West Point.

Our Board believes that Mr. Tyson’s significant operational and senior management experience in the pharmaceutical industry, as well as his extensive experience as a director on public and private boards, allow him to make valuable contributions to the Board.

Directors continuing in office with terms expiring in 2023.

David Carberry has been a member of our Board since March 2017. Mr. Carberry is a retired healthcare financial executive with over 40 years of experience in the industry. Most recently, from April 2012 to June 2016, Mr. Carberry was the Chief Financial Officer of Excellis Health Solutions, LLC, a consulting and software solutions company focused on the healthcare industry. Before that, Mr. Carberry was Chief Financial Officer of Aldagen, a biopharmaceutical company, from 2008 to 2011. Mr. Carberry also served in a number of financial oversight roles within Johnson & Johnson and related divisions between 1981 and 2008, including Vice President, Finance of Independence Technology L.L.C., Johnson & Johnson/Merck Consumer Pharmaceuticals, a joint venture, and Vice President, Finance of Johnson Health Care Systems, Inc., a healthcare account management and business services provider. Mr. Carberry is a Certified Management Accountant with a BA in Accounting from LaSalle University and a MBA in Finance from Drexel University.

Our Board believes that Mr. Carberry’s deep understanding of large pharma and healthcare finance, research and development, strategy and operations enable him to make valuable contributions to the Board.

Douglas A. Michels has been a member of our Board since October 2018. Mr. Michels is the former President and Chief Executive Officer of OraSure Technologies, Inc., beginning in June 2004 and retiring in March 2018. Mr. Michels brings considerable expertise and executive leadership skills in the having nearly thirty years of experience in pharmaceutical industry having spent time with OraSure Technologies, Inc., Johnson & Johnson and Abbott Laboratories. In February 2010, Mr. Michels was appointed to the Presidential Advisory Council on HIV/AIDS. He previously served on the Board of the National Blood Foundation, the Board of the National Committee for Quality Health Care and the Coalition to Protect America’s Health Care. Mr. Michels is currently a director of West Pharmaceutical Services, Inc. (NYSE: WST), where he serves on the audit committee and as the chairman of the compensation committee. He is a past trustee for St. Luke’s University Health Network in Bethlehem, Pennsylvania, and served as a trustee at Miller-Keystone Blood Center, also in Bethlehem, Pennsylvania, until April 2019.

Our Board believes that Mr. Michel’s significant operational and senior management experience in the pharmaceutical industry, as well as his experience as a director on public and private boards, allow him to make valuable contributions to the Board.

Paul L. Sturman has been a member of our Board since March 2017. Mr. Sturman has worked in the healthcare industry in a variety of leadership positions. Mr. Sturman worked at Pfizer from January 2009 to September 2014 where he ran the Global Consumer Healthcare division, one of the largest over-the-counter healthcare products companies in the world. He also previously served at Johnson & Johnson from January 2007 to December 2008 as President of its North American Consumer Health division as well as numerous leadership roles in marketing, brand, and sales management with Warner Lambert. Since September of 2017, Mr. Sturman has served as Chief Executive Officer of Nature’s Bounty Co., a nutritional science products company. Mr. Sturman also briefly served as President and CEO of NJOY, Inc. (“NJOY”) from January 2015 to July 2016. On September 16, 2016, NJOY filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court in Delaware. He was a member of the Board of Trustees of the Foundation for Morristown Medical Center from December 2012 to December 2017, which works to advance healthcare for patients by preserving and expanding programs and services in patient care, clinical research, medical and public health education, and preventive medicine.

Our Board believes that Mr. Sturman’s extensive experience in the pharmaceutical and consumer healthcare businesses, including his extensive experience in senior management, marketing, operations and strategy allow him to make significant contributions to the Board.

The Board of Directors recommends a vote “FOR” the election of Messrs. DeGolyer and

Hoffman as Class I directors.

EXECUTIVE OFFICERS

The table below sets forth information with respect to our executive officers other than Messrs. Hoffman and Cunningham as of July 1, 2021. Information regarding Messrs. Hoffman and Cunningham can be found directly above under “Election of Directors”.

Name	Age	Position
James Biehl	57	Chief Legal Officer and Corporate Secretary
Dr. Jonathan Eckard	47	Chief Business Officer
Barbara C. Galaini	63	Principal Accounting Officer and Corporate Controller
Frank Porfido	57	Chief Financial Officer
John Rothman	72	Executive Vice President of Product Development
Jan Van Tornout	65	Acting Chief Medical Officer

The following is a brief biographical summary of the experience of our executive officers:

James Biehl has served as the Chief Legal Officer and Corporate Secretary of Tyme since September 2018. Mr. Biehl served as a member of our Board from March 2017 to September 2018. Prior to joining the Company, Mr. Biehl had been a partner at the law firm of Drinker Biddle & Reath LLP since 1998 in the Corporate and Securities Group. As a corporate lawyer with over 30 years of experience representing public and private companies with structuring, negotiating and managing sophisticated securities and corporate transactional matters, he has extensive experience with federal and state securities laws, public debt and equity financings, mergers and acquisitions, corporate venture transactions, joint ventures and strategic alliances, emerging company formation and management, and corporate governance matters. Mr. Biehl’s industry experience includes representing big pharma, healthcare systems, healthcare consulting firms, consumer products, and medical device companies.

Dr. Jonathan Eckard has been the Chief Business Officer of Tyme since March 2019. Prior to that appointment, Dr. Eckard, served as the Chief Scientific Affairs Officer since August 2017. Dr. Eckard has worked in the biotechnology sector and has over ten years of financial experience following the biotechnology equity capital markets, bringing to Tyme both important industry insights and an understanding of the healthcare equity markets. He was previously Chief Business and Strategy Officer of SELLAS Life Sciences, Ltd., a Bermuda-based late stage biopharmaceutical company focused on the development of novel cancer immunotherapies and therapeutics (“SELLAS”) from October 2016 to August 2017. Prior to his employment at SELLAS, Dr. Eckard worked at Barclays plc from March 2015 to October 2016, where he was a director and senior biotechnology analyst. Prior to that, Dr. Eckard covered small- and mid-cap companies in the biotechnology and specialty pharmaceutical sectors as an equity research analyst at Citigroup Inc., Leerink Partners LLC and HSBC Holdings plc. Prior to Dr. Eckard’s career in finance, Dr. Eckard conducted oncology research and taught at The New York University School of Medicine (“NYU Med”). Dr. Eckard earned his PhD in toxicology and carcinogenesis in 2005 and a master’s degree in toxicology in 2000 from NYU Med and a bachelor of science in biochemistry from Ohio University in 1996.

Barbara Galaini has served as the Principal Accounting Officer of Tyme since August 2018 and the Company’s Corporate Controller since April 2018. Before joining the Company, Ms. Galaini was the Chief Accounting Officer of the Americas for Avolon Holdings, a global aircraft leasing company. Prior to that she was employed at CIT Bank for more than 25 years in various financial roles, including Head of SEC Reporting and Accounting Policy, segment Chief Financial Officer and most recently as Senior Vice President and Controller of the Transportation Finance, overseeing the accounting and reporting for over $15 billion in assets. Ms. Galaini is a Certified Public Accountant, and has extensive experience in structured finance and leasing transactions, acquisitions and divestitures, and finance integration.

Frank Porfido has been the Chief Financial Officer of Tyme since June 14, 2021. He brings over 25 years of strategic financial experience, including in the pharmaceutical and biotechnology industries. Most recently before joining Tyme, Mr. Porfido was the Vice President, Finance of UroGen Pharma Inc., a pharmaceutical company specializing in cancer and urologic diseases, since 2019. While there, he was responsible for day-to-day operations of finance and played a key role in the launch of the company’s first commercial product. Prior to that, he served in various roles of increasing responsibility at Novartis, a multinational pharmaceutical company, including serving as US CFO and Head of Global Finance and Operations of the Oncology Business Unit. Mr. Porfido is a Certified Public Accountant and received his BBA in Accounting-CPA Prep from Pace University, his MBA in Finance from Farleigh Dickinson University.

John Rothman has served as our Executive Vice President of Product Development since August 2018. Dr. Rothman has more than 30 years of experience in product development across many disciplines and markets. Prior to joining Tyme, Dr. Rothman founded and was employed by Hoffman Technologies Inc., which developed proprietary autism technology. Prior to that, he was Executive Vice President of Science and Operations of Advaxis, Inc. from 2005 to 2013 and was responsible for R&D, toxicology, regulatory, chemistry, data management, manufacturing and intellectual property. He was also a clinical scientist at the pharmaceutical companies, Schering Plough and Roche, where he was also a clinical director for a number of different therapeutic areas and senior director for all of Roche’s data acquisition, statistical analysis and report writing for all experimental and approved drugs in the Roche.

Jan Van Tornout has served as our acting Chief Medical Officer since April 1, 2021. Dr. Van Tornout brings over 25 years of medical experience in academia and industry, including over 15 years of global drug development in pharmaceutical and biotech settings and encompassing preclinical, IND, FIH, phase II-IV, (s)NDA, BLA, safety, medical affairs, clinical operations and regulatory experience. Prior to joining Tyme, Dr. Van Tornout was founder and CEO of B.IO.Pharma eConsulting, a pharmaceutical consulting firm, from March 2016 to April 2021. Before this, he was Senior Vice President and Head of Oncology for Natera, Inc., a clinical genetic testing company, between 2015 and 2016. He has led clinical management and oncology teams at Natera, INOVIO Pharmaceuticals, Astellas Pharma, Bristol Myers Squibb and Amgen and has served as a medical strategy consultant for various biotech companies including Cyclacel Pharmaceuticals, GlaxoSmithKline, Puma Biotechnology, Maverick Therapeutics, ERT, Huya Bioscience, and Gradalis.

CORPORATE GOVERNANCE

Code of Ethics

We have a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Corporate Controller and all other employees. The purpose of the Code of Ethics is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Ethics; accountability for adherence to the Code of Ethics; and to deter wrongdoing. The Code of Ethics is available on our website at www.tymeinc.com. We intend to post on our website any amendments and a description of any such amendments (other than a technical, administrative, or other non-substantive amendment) to the Code of Ethics as well as any waiver of any provision of the Code of Ethics, to the extent applicable to our Chief Executive Officer, principal financial officer or principal accounting officer or that relates to any element of the SEC’s definition of a “code of ethics.”

Our employees are also subject to the code of ethics of Insperity, Inc. (“Insperity”), the professional employer organization to which we outsource certain human resources matters. The Insperity code of ethics is designed to promote principles and values similar to our Code of Ethics.

Leadership and Board Structure

Our Board consists of David Carberry, Richard Cunningham, Donald W. DeGolyer, Steve Hoffman, Douglas A. Michels, Dr. Gerald Sokol, Paul Sturman and Timothy C. Tyson. The Board currently separates the role of Chairman and the role of Chief Executive Officer, with the positions being held by Steve Hoffman, our Chief Science Officer, and Richard Cunningham, our Chief Executive Officer, respectively. In May 2021, the Board appointed Douglas A. Michels as Lead Independent Director. The Lead Independent Director has the responsibility of, among other duties, presiding at all meetings at which the chairman is not present, including executive sessions of our independent directors, consulting with the chairman and chief executive officer on Board and committee meeting agendas, acting as a liaison between the chairman and the independent directors and facilitating teamwork and communication between the independent directors and the chairman and management.

Our Board believes the separate roles of an executive Chairman and Chief Executive Officer, as well as a Lead Independent Director, is in the best interest of stockholders because it provides the appropriate balance between strategic development and independent oversight of risk management. In coming to this conclusion, the Board considered the importance of having an interested chairperson that is familiar with our day-to-day management activities, the scientific development behind our product candidates and our ongoing clinical trials. Mr. Hoffman is the co-founder of the Company’s precursor, Tyme, Inc., and has been the Chairman of Tyme, Inc. since its formation in 2013. The Board believes that he is uniquely qualified through his experience and expertise to set the agenda for, and lead discussions of, strategic issues for the Company at the board level. Given these qualifications, the Company does not believe an independent Chairman is beneficial at this time.

We believe that a classified board promotes both the independence of our directors and continuity in our Board. A three-year term helps ensure that the Board is comprised of experienced directors who are well-versed in our business, strategic goals, history and culture. It allows directors to develop the deep understanding of our complex business, ongoing clinical trials, and historical operations that we believe is critical to effectively overseeing our business and guiding our strategy. We also believe that a staggered board promotes stockholder value in the transactional context in that it encourages any would-be acquirer of the Company to negotiate at arms-length with the Company to ensure the fairness and adequacy of any offer, protect stockholders against abusive tactics during a takeover process, and, as appropriate, negotiate the best possible return for all stockholders. We believe a classified board is an effective method of protecting long-term stockholder interests and value while not compromising on accountability.

Director Independence

The Board has reviewed the independence of the directors under the applicable Nasdaq standards. Based upon this review, the Board has determined that Dr. Sokol and Messrs. Carberry, DeGolyer, Michels, Sturman and Tyson meet the Nasdaq definition of independent and that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the heightened independence standards under Nasdaq and SEC rules.

After review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, as currently in effect, excluding Messrs. Hoffman and Cunningham, who serve as executive officers of Tyme.

Risk Oversight

Risk assessment and oversight are an important part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. The Board oversees the implementation of risk mitigation strategies by management and encourages management to incorporate risk management into our corporate strategy and day-to-day business operations. Management evaluates strategic and operational risks and conducts specific strategic planning and review sessions during the year that include a discussion and analysis of the risks facing us. Our Board is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board administers this oversight function directly through the Board as a whole, as well as through the Audit Committee. The Board believes its leadership structure is effective in fulfilling its role in the oversight of our risks.

Communications with Directors

Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Tyme Technologies, Inc., 1 Pluckemin Way, Suite 103, Bedminster, NJ 07921, Attention: Corporate Secretary. In light of disruptions caused by the COVID-19 pandemic, we advise that you also send a copy via email to investorrelations@tymeinc.com. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending qualified director candidates for election to the Board. The Board as a whole is responsible for approving nominees. The committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. Once potential candidates are identified, the committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest (including actual or potential competition with the Company), determines if candidates meet the qualifications desired for election as a director, and makes a recommendation to the whole Board. The committee considers the diversity of directors as part of the overall mix of factors when identifying and evaluating candidates for the Board. The Company considers diversity broadly to include differences of viewpoint, professional experience, individual characteristics (including age, race, ethnicity, gender, LGBTQ+ status) and qualities and skills, resulting in naturally varying perspectives among the directors and individual skills that complement the full Board. In particular, the committee seeks candidates who have a depth of experience and skills in areas relating to biopharmaceutical development, commercialization, strategy, and regulatory matters.

The committee is actively seeking new Board talent and may engage a third-party search firm to help identify and evaluate potential candidates.

The committee also will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and By-Laws and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with our Certificate of Incorporation and By-Laws, and such other criteria it deems appropriate. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled “Questions and Answers-How do I recommend a director nominee?”

Board Composition and Diversity

The Board is comprised of directors with different professional experiences, skills and viewpoints who provide unique contributions to the development and oversight of the Company. The director biographies included in this Proxy Statement indicate each director’s experience, qualifications, attributes and skills that led the Board to conclude that each should continue to serve as a member of our Board. Our Nominating and Corporate Governance Committee and Board believe that the directors have each have had substantial achievement in their professional and personal pursuits and possess the background, talents and experience that our Board desires and that will contribute to the best interests of our Company, align with our long-term strategy and protect long-term stockholder value. As further discussed below, Messrs. Carberry, DeGolyer, Michels and Tyson serve on our Strategic Planning Committee, dedicating more of their time and expertise to assist the Board with its responsibilities for the Company’s mission, vision and strategic direction.

While the Company does not have a formal policy on diversity, as part of its process to seek new Board talent, the Nominating and Corporate Governance Committee has resolved to place significant weight on diversity characteristics, such as race, gender and LGBTQ+ status when considering future board candidates. The Nominating and Corporate Governance Committee is actively seeking diverse candidates and is making an effort to add at least one such candidate to the Board in fiscal year 2022. See “Director Nominations” above for how the Board considers diversity of directors as part of the overall mix of factors when identifying and evaluating candidates for the Board.

Policies and Procedures for Related Person Transactions

Although the Company does not have a formal, written related person transaction policy, pursuant to its charter, our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

Board of Directors Meetings and Committees

There were fifteen meetings of the Board during the fiscal year ended March 31, 2021. During fiscal year 2021, our non-management directors met nine times in executive session. During the fiscal year ended March 31, 2021, each director attended at least 75% of the total number of meetings of the Board and the committees on which he served during fiscal year 2021.

While we do not maintain a formal policy regarding director attendance at annual meetings of stockholders, we expect that, absent compelling circumstances, directors will attend such meetings, including the Annual Meeting. All of our then-current directors attended the annual meeting in 2020.

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategic Planning Committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our Board may determine or until their earlier resignation or death. Each of these committees are governed by a written charter, which are posted on our website at www.tymeinc.com.

In addition, Messrs. Carberry, DeGolyer, Michels and Tyson serve on the Strategic Planning Committee of the Board and generally target to meet with management on a quarterly basis or more frequently as appropriate. The committee was organized in November 2018 and formally established by the Board in May 2020. Mr. Michels serves as the chairman of the committee, which assists the Board with its responsibilities for the Company’s mission, vision and strategic direction and is provided updates on the Company’s progress on various initiatives.

From time to time, our Board may also establish other special committees when necessary to address specific issues.

Audit Committee

We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of Messrs. Carberry, DeGolyer and Tyson, with Mr. Carberry serving as the Chair. The Audit Committee met four times during fiscal year 2021. Our Board has affirmatively determined that Messrs. Carberry, DeGolyer and Tyson each meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 under the Exchange Act and the Nasdaq rules. The Board has determined that Mr. Carberry qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee is primarily responsible for selecting, retaining and overseeing the work of our independent registered public accounting firm, overseeing the audit, reviewing our annual audited and interim financial results and providing risk and compliance oversight. Among other things, this includes:

•	To select, retain, compensate, oversee and terminate, if necessary, any registered public accounting firm engaged for the purpose of preparing or issuing an audit report;

•

To review with management and the Company’s independent auditors: critical accounting policies and practices used in an audit, any major issues regarding accounting principles and financial statement presentation and any audit problems or difficulties;

•

To review with management and the Company’s independent auditors: the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses;

•	To review and discuss with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes); and

•

To review and discuss with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks and the steps management has taken to monitor, minimize and control such exposures.

Compensation Committee

Our Compensation Committee was established in March 2018 and consists of Messrs. Carberry, DeGolyer and Michels, with Mr. DeGolyer serving as the Chair. The Compensation Committee met eleven times during fiscal year 2021. This committee oversees compensation and benefits policies and programs for the Company, including compensation of the Company’s executive officers and non-employee directors. Among other things, its duties include:

•

To annually review, and recommend to the Board for approval, the corporate goals and objectives applicable to the compensation of the CEO and evaluate at least annually the CEO’s performance in light of those goals and objectives;

•

To review and approve the compensation of all executive officers other than the CEO and to review, and recommend to the Board for approval, the corporate goals and objectives applicable to the compensation of all executive officers;

•	To review and approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans;

•	To review all director compensation and benefits for service on the Board and Board committees and to recommend any changes to the Board as necessary;

•

To review and recommend to the Board for approval the frequency with which the Company will conduct Say-on-Pay votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say-on-Pay votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say-on-Pay vote and the frequency of the Say-on-Pay vote to be included in the Company’s proxy statement; and

•	To oversee engagement with stockholders and proxy advisory firms on executive compensation matters.

In connection with the performance of its duties, the Compensation Committee has (i) unrestricted access to and assistance from the officers, employees and independent auditors of the Company and such resources and support from the Company as the Compensation Committee deems necessary or desirable, and (ii) the authority to employ, at the expense of the Company, such experts and professionals as the Compensation Committee deems necessary or desirable from time to time. The Compensation Committee may also delegate any of its responsibilities to a subcommittee as it may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was established in March 2019 and consists of Messrs. Michels, Sturman and Tyson, with Mr. Michels serving as the Chair. The Nominating and Corporate Governance Committee met four times during fiscal year 2021. This committee is responsible for determining the qualifications, qualities, skills, and other expertise required to be a director and to make recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders. It is also responsible for periodically reviewing the Board’s committee structure and composition and to make recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairmen. Among other things, its duties include:

•	To review the Company’s corporate governance practices;

•	To develop and recommend corporate governance guidelines for Board approval;

•	To develop the process for evaluating directors before nomination for reelection; and

•	To determine the overall qualifications required to be a director.

Strategic Planning Committee

Our Strategic Planning Committee was organized in November 2018 and formally established by the Board in May 2020. It consists of Messrs. Carberry, DeGolyer, Michels and Tyson. The Strategic Planning Committee met three times in fiscal year 2021. This committee assists the Board in monitoring the development and implementation of the Company’s stategy and strategic plan. Among other things, its duties include:

•	To oversee the implementation of the Company’s strategy, strategic plan and related initiatives;

•	To review with management the process for development, approval and modification of the Company’s strategy and strategic plan;

•	To review with management the key issues, options and external developments impacting the Company’s strategy;

•	To report regularly to the Board and facilitate an annual review of the Company’s strategy and strategic options;

•	To assure that the Board has the opportunity for timely and thorough review of the Company’s strategy development and strategic plan;

•

To meet with management periodically to monitor the Company’s performance and ensure the Board is regularly apprised of the Company’s progress with respect to implementation of the approved strategy; and

•	To identify and evaluate corporate development opportunities.

DIRECTOR COMPENSATION

The Company has adopted a director compensation policy for non-employee directors. Under the current compensation policy, each of our non-employee directors is entitled to receive annual cash compensation in the amount of $50,000, to be paid on a quarterly basis, as well as stock option awards as follows:

•

Upon an initial election of a director to the Board, each new director will receive a grant of options to purchase 100,000 shares of our Common Stock under our 2016 Stock Option Plan for Non-Employee Directors, as amended and restated May 24, 2018 (the “2016 Plan”), which shares will vest in equal quarterly increments over a three-year period from the date of grant rather than over a one-year period; and

•	An annual grant of options to purchase 65,000 shares of Common Stock under the 2016 Plan. The award vests in equal quarterly increments over a one-year period from the date of grant.

From time to time, our non-employee directors have in the past deferred and may in the future defer the right to receive cash payable pursuant to our non-employee director compensation policy to conserve cash resources. In the future, they may elect to receive the cash award in the form of stock options also to conserve cash reserves.

Directors serving on a committee are also entitled to additional cash compensation as follows:

Committee	Annual Cash Retainer
Audit	Chair: $15,000 Member: $7,500
Compensation	Chair: $12,500 Member: $6,250
Nominating and Corporate Governance	Chair: $8,250 Member: $4,125
Strategic Planning(1)	Chair: $8,250 Member: $4,125

(1)

Compensation for the Strategic Planning Committee was approved and began on May 21, 2020. Actual amounts received by the committee members were prorated for the portion of fiscal year 2021 following approval of such compensation.

The lead independent director is also entitled to an additional annual cash retainer of $25,000.

Director Compensation Table

The table below includes information about the compensation paid to non-employee directors with respect to the fiscal year ending March 31, 2021. Messrs. Cunningham and Hoffman, the Company employees on the Board, do not receive any compensation for Board service.

Name(1)	Fees Paid or Earned in Cash ($)	Option Awards(2) ($)	All Other Compensation ($)		Total Compensation ($)
David Carberry	74,802	55,265	—		130,067
Donald W. DeGolyer	73,552	55,265	—		128,817
Douglas A. Michels	70,163	55,265	—		125,428
Dr. Gerald Sokol	50,000	55,265	15,000	(3)	120,265
Paul L. Sturman	54,125	55,265	—		109,390
Timothy C. Tyson	64,604	55,265	—		119,869

(1)	The table immediately below indicates each director’s outstanding option awards as of the fiscal year end.
(2)

This column lists the aggregate grant date fair value of options awarded to directors pursuant to the 2016 Plan, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. These values have been determined based on assumptions set forth in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year-ended March 31, 2021.

(3)	Dr. Sokol was paid these fees in connection with his services on the Company’s Science Development Committte. That committee was discontinued in April 2021.

Outstanding Equity Awards for Non-Employee Directors as of March 31, 2021

The following table sets forth information regarding unexercised stock options for each Director outstanding as of March 31, 2021. We have not awarded stock grants or other equity incentive awards and as such have not made any disclosures regarding such awards.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Carberry	25,000	—	2.95	03/28/2027
	75,000	—	2.90	05/24/2028
	50,000	—	2.33	08/26/2028
	50,000	—	1.18	08/22/2029
	32,500	32,500	1.22	8/19/2030
Donald W. DeGolyer	100,000	—	2.90	05/24/2028
	50,000	—	2.33	08/26/2028
	50,000	—	1.18	08/22/2029
	32,500	32,500	1.22	8/19/2030
Douglas A. Michels	145,833	—	2.71	10/01/2028
	50,000	—	1.18	08/22/2029
	32,500	32,500	1.22	8/19/2030
Dr. Gerald Sokol	25,000	—	8.75	05/09/2026
	75,000	—	2.90	05/24/2028
	50,000	—	2.33	08/26/2028
	50,000	—	1.18	08/22/2029
	32,500	32,500	1.22	8/19/2030
Paul L. Sturman	14,880	—	4.10	11/21/2022
	25,000	—	2.90	02/24/2027
	75,000	—	2.90	05/24/2028
	50,000	—	2.33	08/26/2028
	50,000	—	1.18	08/22/2029
	32,500	32,500	1.22	8/19/2030
Timothy C. Tyson	50,958	—	4.10	11/21/2022
	25,000	—	8.75	05/09/2026
	75,000	—	2.90	05/24/2028
	50,000	—	2.33	08/26/2028
	50,000	—	1.18	08/22/2029
	32,500	32,500	1.22	8/19/2030

OWNERSHIP OF COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

As of July 1, 2021, the record date, the Company had 172,206,894 shares of Common Stock outstanding. The following tables set forth certain information regarding the ownership of shares of Tyme’s Common Stock as of the close of business on that date, by:

•	each person known by Tyme to beneficially own more than 5% of the outstanding shares of each class of our stock;

•	each of our directors;

•	each of our Named Executive Officers (as defined under “Executive Compensation” below) who currently serve in such roles; and

•	all of our directors and executive officers as a group.

Beneficial ownership data below includes stock options and warrants that are exercisable within sixty days after July 1, 2021 (“Currently Exercisable”).

The following table sets forth certain information regarding the beneficial ownership of the Common Stock for each director and Named Executive Officer for fiscal year 2021 and all directors and executive officers of the Company as a group. The number of shares beneficially owned is as of July 1, 2021.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock Owned	Options Exercisable Within 60 Days of Record Date	Percentage
Named Executive Officers and Directors(1)
James Biehl(2)	65,150	1,882,400	1.1%
David Carberry	50,000	265,000	0.2%
Richard Cunningham	—	375,000	0.2%
Donald W. DeGolyer	—	265,000	0.2%
Jonathan Eckard	—	1,171,769	0.7%
Steve Hoffman(3)	23,992,748	500,000	14.2%
Douglas A. Michels(4)	60,000	260,833	0.2%
Frank L. Porfido(5)	—	—	—
Dr. Gerald Sokol	5,865	265,000	0.2%
Paul Sturman	—	279,880	0.2%
Timothy C. Tyson(6)	5,865	315,958	0.2%
All directors and executive officers as a group (fourteen persons)(7)	24,191,437	5,701,751	16.9%

(1)	The address of each of the beneficial owners identified herein is 1 Pluckemin Way, Suite 103, Bedminster, NJ 07921.
(2)

Includes 150 shares held indirectly by Mr. Biehl’s spouse. Mr. Biehl also owns Currently Exercisable options to purchase 490,000 shares from each of Mr. Hoffman and Mr. Demurjian with an expiration date of March 2027. See footnote 3 hereto.

(3)

Includes shares of Common Stock for which this holder possesses sole voting power, but which are subject to a Currently Exercisable (non-Company) option through which a fellow executive officer, Mr. Biehl, may acquire 490,000 shares from Mr. Hoffman with an expiration date of March 2027. See footnote 2 hereto.

(4)	Mr. Michels holds his Common Stock in a joint account with his spouse and, accordingly, shares voting and investment power over such shares.

(5)	Frank Porfido joined the Company as Chief Financial Officer on June 15, 2021. He was not a named executive officer or director for fiscal year 2021 but is shown here for informational purposes.
(6)	Mr. Tyson’s spouse, as co-trustee of the Tyson Revocable Trust, shares voting and investment power over 5,865 shares of Common Stock held in a trust account.
(7)

Shares owned by Mr. Hoffman subject to the option described in footnotes 2 and 3 are counted once as currently owned shares, and not double-counted as Currently Exercisable options for purposes of this calculation. As described in footnote 2, Mr. Biehl has another option through which he may acquire 490,000 shares from a non-affiliate Tyme stockholder with an expiration date of March 2027, which shares are included as Currently Exercisable options for purposes of this calculation.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 1, 2021 for each person known to the Company who beneficially owns more than five percent of the Company’s outstanding Common Stock, the name and address of such beneficial owner and the percentage such shares comprise of the outstanding Common Stock, other than Mr. Hoffman, who is discussed in table directly above.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock Owned	Options Exercisable Within 60 Days of Record Date	Percentage
Michael Demurjian(1) 157 Broad Street, Suite 304 Red Bank, NJ 07701	24,478,546	500,000	14.2%
Eagle Pharmaceuticals, Inc.(2) 50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ 07677	10,000,000	—	5.8%

(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2020 by Michael Demurjian, reflecting holdings as of January 7, 2020, Mr. Demurjian’s Form 4 filed on June 28, 2021, as well as the Company’s records subsequent those dates. Mr. Demurjian’s ownership includes 490,000 shares of Common Stock for which this holder possesses sole voting power, but which are subject to a currently exercisable (non-Company) option through which Mr. Biehl may acquire such shares. As noted in footnote 7 to the table directly above, these shares are also reflected as Currently Exercisable options for purposes of the calculation of beneficial ownership of the Company’s directors and officers as a group.

(2)

Based on a Schedule 13G filed with the SEC on January 17, 2020, by Eagle Pharmaceuticals, Inc. (“Eagle”) reflecting holdings as of January 7, 2020. The Company issued and sold these shares to Eagle pursuant to a Securities Purchase Agreement, dated January 7, 2020.

DELINQUENT SECTION 16(a) REPORTS

Based solely on (i) our review of reports submitted to us during and with respect to the year ended March 31, 2021, filed with the SEC pursuant to Section 16(a) of the Exchange Act, including any amendment thereto and (ii) written representations of our directors, executive officers and certain beneficial owners of more than 10% of our Common Stock, we believe that, with the following exceptions, all reports required to be filed under Section 16(a) of the Exchange Act, with respect to transactions in our equity securities through March 31, 2021, were filed on a timely basis, except for the grant of an option to purchase 300,000 shares of Common Stock to Dr. Rothman on August 18, 2020, which was reported on August 24, 2020, as well as the initial statement of beneficial ownership of Dr. Van Tornout upon his appointment on April 1, 2021 and three stock purchases by Dr. Van Tornout on April 5, 6, and 7, 2021 totaling 1,809 shares of Common Stock, all of which were reported on April 14, 2021.

EXECUTIVE COMPENSATION OVERVIEW

Tyme is a “smaller reporting company” as defined by the SEC, and is therefore is not required to provide, and does not purport to provide, all of the disclosures required for a “Compensation and Discussion Analysis” as set forth in rules promulgated by the SEC. The Company is, however, providing a brief overview of its executive compensation program in order to aid its stockholders’ understanding of how its business and performance affects executive compensation decisions.

Objectives of our Compensation Program

Our compensation program has been designed to attract, motivate and retain quality executive officers who will manage and lead the Company and will advance us toward achievement of our corporate and strategic goals. The program is also intended to be fair and equitable to the Company’s executive officers and stockholders. We also strive to increase the value of the Company, align the interests of our executive officers with those of our stockholders, and to reward our executive officers, at reasonable cost, for achievements and advances of the Company’s goals.

General

Our executive officer compensation program consists of the following elements:

•	Base salary;

•	Cash Incentive Bonus Plan;

•	Stock option awards; and

•	Employee benefits.

The amounts of compensation awarded for each element of the Company’s compensation program (i.e., base salary, bonuses and stock options) are reviewed in connection with the Company’s performance. Each of these elements is described in more detail below. In May 2018, we engaged an independent compensation consultant, Pearl Meyer to help perform a comprehensive review of our executive compensation practices and policies. As a result of this review, we implemented several changes to our compensation structure. To date, compensation has generally been determined based on negotiations with employees during the hiring process and available resources. Pearl Meyer was again engaged as an independent compensation consultant in fiscal year 2021. As we continue to review our policies with Pearl Meyer, we have continued to formalize and further develop our approach to compensation and to implement compensation policies going forward.

The Role of the Board, the Compensation Committee and Management

Our Compensation Committee is responsible for determining the recommended compensation of our executive officers, including our Named Executive Officers (defined further below), except our Chief Executive Officer. The Compensation Committee annually evaluates the CEO’s performance and Tyme’s performance against its pre-established goals and makes recommendations to the independent members of the Board about the CEO’s performance and compensation.

The Board then considers the Compensation Committee’s recommendations as part of its review and approval of the CEO’s compensation. The members of the Compensation Committee are currently Messrs. DeGolyer (chairman), Carberry and Michels. Each of the current members is an “independent director” under Nasdaq listing standards and a “Non-Employee Director” within the meaning of Section 16 of the Exchange Act.

The Compensation Committee advises our Board concerning the Company’s compensation philosophy and policies, in general, and, in particular, reviews and approves, or recommends to the Board for review and approval, the compensation of our Chief Executive Officer and other executive officers and of members of the Board. In conducting its work, the Compensation Committee consults with the Chief Executive Officer, other members of management, and may consult third-party compensation consultants. Recommendations and decisions made by the Compensation Committee are reported to the full Board for approval or ratification, as appropriate.

Compensation Consultant Role in Executive Compensation

While the Compensation Committee or Board ultimately makes all executive compensation decisions, the Compensation Committee engages the services of outside advisors for assistance. Since 2018, the Compensation Committee has directly engaged Pearl Meyer as its independent compensation consultant.

The Compensation Committee has utilized Pearl Meyer throughout these periods to provide independent, objective analysis, advice and information and to generally assist the Compensation Committee in the performance of its duties. The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Tyme’s compensation programs, practices and plans. As part of its engagement, at the direction of the Compensation Committee, the compensation consultant will work, and exchange information, with the Company’s internal legal counsel in its work on the Compensation Committee’s behalf. The Compensation Committee assesses the compensations consultant’s independence each year, considering the amount of fees paid to the consultant, the consultant’s policies designed to prevent conflicts of interest, any stock owned by the consultant, and other factors deemed relevant to the committee.

Elements of Compensation

Base Salary

Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of an executive officer’s base salary should reflect the executive’s performance, experience and breadth of responsibilities, our understanding of salaries for similar positions within our industry and any other factors relevant to that particular job.

Base salaries are typically negotiated at the outset of an executive’s employment. Salary levels are considered annually as part of our performance review process, but also in cases including promotion or other change in the job responsibilities of an executive officer. For Named Executive Officers, initial base salaries generally are established in connection with negotiation of an offer of employment and employment agreement. Increases in base salary have several elements. In addition to promotion and increased responsibilities, merit and Company-wide general increases are also taken into consideration. Salaries of our Named Executive Officers for fiscal year 2021 and certain prior years are also reported in the Summary Compensation Table.

The following table shows the base salary for each of our Named Executive Officers for fiscal 2020 and fiscal 2021 and as approved for fiscal 2022:

Name	2020	Increase	2021	Increase	2022
Richard Cunningham	(1)	(1)	$550,000	2.36%	$563,000
Steve Hoffman	$550,000	3.5%	$569,250	—	$500,000	(2)
James Biehl	(2)	(2)	$465,750	2.0%	$475,065
Jonathan Eckard	(2)	(2)	$400,000	3.0%	$412,000

(1)	Mr. Cunningham joined the Company in fiscal year 2021.
(2)	Because such executive was not a Named Executive Officer for the fiscal year 2020, as permitted by SEC rules and guidance, his 2020 compensation is not disclosed in the table above.

(3)

In connection with his stepping down as Chief Executive Officer in November 2020, Mr. Hoffman agreed to reduce his salary to $500,000 beginning in fiscal year 2022 and $450,000 beginning in fiscal year 2023.

Cash Incentive Plan

We have a Cash Incentive Plan to motivate and reward our executives for achievements related to corporate performance for each fiscal year. Each year, the Board, after recommendation by the Compensation Committee, approves:

•	Corporate performance measures and goals;

•	Target incentive bonus opportunity for each executive officer, including each Named Executive Officer, defined as a percentage of his or her annual salary;

•	Funding levels for actual Cash Incentive Plan awards; and

•	Individual awards for the Named Executive Officers, except for the CEO’s award, which is approved by the Board.

Each year, the Board, upon the recommendation of the Compensation Committee, establishes major corporate objectives for the coming fiscal year related to clinical activities, operations and administration (the “Corporate Objectives”). The Board believes the Corporate Objectives will contribute to the long-term success of the Company by aligning with and driving the execution of the Company’s business strategy. For fiscal 2021, the corporate objectives related to awarding incentive bonus payments consisted of:

•	Clinical (Pancreatic): Complete full enrollment of TYME-88-PANC trial.

•	Clinical (Other): Initiate one clinical trial in an indication other than pancreatic cancer or sarcoma.

•

Pre-Clinical: Present updated pre-clinical data regarding SM-88’s mechanism of action at a medical meeting, present pre-clinical data on TYME-18 at a medical meeting, and initiate clinical pharmacology studies required for a New Drug Application submission.

•

Operations: Maintain adequate clinical supply, including for Tyme studies, Precision Promise and HoPES, identify second API manufacturing source, execute on the SM-88 integrated plan for commercial launch, and apply for either Orphan Drug, Fast Track or Breakthrough designation for SM-88.

•	Administration/Financial: Raise additional capital and complete transition from external accountants and begin transition to new accounting platform.

Each year, the Compensation Committee recommends, and the Board approves and establishes, the target cash incentive opportunity for each executive officer assuming full achievement against the Corporate Objectives. For 2021, the target cash incentive opportunity for each of the Named Executive Officer was considered to be within the competitive range of market data provided to the Compensation Committee by Pearl Meyer. The following table shows the amount of the target incentive for each Named Executive Officer as of March 31, 2021 as a percentage of salary and the dollar amount:

Name	Target Incentive 2021	Target Incentive Bonus 2021
Richard Cunningham	50%	$97,000	(1)
Steve Hoffman	60%	$341,550
James Biehl	40%	$186,300
Jonathan Eckard	40%	$160,000

(1)	Mr. Cunningham joined Tyme on November 23, 2020 and any target incentive award is prorated for the partial year of service.

At the end of the fiscal year, the Compensation Committee reviews and approves the level of the Company’s achievement against the Corporate Objectives, except for the CEO’s achievement, which is approved by the whole Board, excluding the CEO. In addition to its assessment of achievement against each Corporate Objective, the Compensation Committee may consider Tyme’s performance as a whole during the fiscal year, including matters not included in the Corporate Objectives. In reviewing the Company’s level of achievement against the Corporate Objectives, the Compensation Committee determined that the Company executed on each of the goals and approved the recommended incentive bonus funding level at 80%. In making this determination, the committee acknowledged that some of the corporate objectives were impacted by the strategic review undertaken over the last several months of the fiscal year. Further, the committee recognized that although the Company did not achieve all of its Corporate Objectives for Clinical and Preclinical Operations, it exceeded its overall Operations and Financial targets, achieving orphan drug designation and completing a $100 million capital raise during the fiscal year, thereby justifying higher bonus funding levels in those categories. Following the determination of the corporate achievement, the Compensation Committee will consider the performance of each Named Executive Officer in arriving at the individual awards, if any, to be made.

The Compensation Committee’s determination of the Company’s level of achievement against the Corporate Objectives is the basis for establishing the funding available for awards. Notwithstanding these determinations, the Compensation Committee and the Board can determine individual awards that are above or below the corporate level of achievement based on their evaluation of that individual’s performance. The Compensation Committee believes this flexibility is an important tool to aid in the retention of key talent, reward significant achievement by individual employees, motivate employees and recognize management decision-making focused on generating long-term value for stockholders over short-term achievement of the Corporate Objectives. In fiscal year 2021, the Compensation Committee considered the 80% achievement of the Corporate Objectives and each Named Executive Officer’s individual performance in determining each Named Executive Officer’s incentive bonus award. In determining the amount of each Named Executive Officer’s award, the Compensation Committee and the Board also considered a Named Executive Officer’s performance against individual goals and the CEO’s input with respect to the performance of the Company and the other executive officers. As a result, Mr. Hoffman was awarded 72%, Mr. Biehl was awarded 92% and Dr. Eckard was awarded 90% of their respective targeted bonus amounts.

The following table shows the achievement of the targets for each Named Executive Officer as of March 31, 2021 as a percentage of the target incentive bonus amount and the dollar amount:

Name	Achievement Incentive Bonus 2021	Incentive Bonus ($)
Richard Cunningham	90%	$87,000	(1)
Steve Hoffman	72%	$245,916
James Biehl	92%	$171,396
Jonathan Eckard	90%	$144,650

(1)	Mr. Cunningham joined Tyme on November 23, 2020 and his target incentive award payout was prorated for the partial year of service.

In addition, in connection with hiring Mr. Cunningham as CEO in November 2020, he was awarded a $75,000 sign-on bonus. He would be required to repay such amount to the Company if his employment is terminated before the first anniversary of his employment date by the Company for cause or by him other than for good reason (as the terms “cause” and “good reason” are defined in his employment agreement).

Stock Option Grants

We provide stock option grants to our executives to complement cash salaries and cash incentives, incentivize new hires to achieve our corporate and strategic goals, and align executive compensation with the long-term interests of our stockholders and stock value. We historically provided stock option grants to our Named Executive Officers upon their initial hiring, as negotiated in their employment agreements. The Compensation Committee has the discretion to grant stock option compensation to promote high performance and achievement of our corporate objectives by our executives. In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate in accordance with the 2015 Equity Incentive Plan. In addition, our CEO, as sole member of our Non-Executive Equity Incentive Committee, established by the Compensation Committee, has limited discretionary authority to grant stock options under the 2015 Equity Incentive Plan to our non-executive employees and consultants, subject to certain volume limitations.

In fiscal 2021, Mr. Biehl and Dr. Eckard were awarded stock options; however, in light of his significant share ownership, Mr. Hoffman was not awarded stock options. Mr. Cunningham was awarded stock options pursuant to his employment agreement and appointment as Chief Executive Officer in November 2020.

Benefits Plans

We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical insurance, dental insurance, vision insurance, basic life and personal accident insurance, long and short-term disability insurance, medical flexible spending accounts, adoption assistance and commuter benefits. The Company obtains certain of these benefits through Insperity. All of our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We generally do not offer our Named Executive Officers any material compensation in the form of perquisites, but any perquisites provided to our Named Executive Officers and described in the footnotes to the Summary Compensation Table are offered to encourage the long-term retention of our executives.

Limits on Hedging and Pledging

As part of our insider trading policy, all employees, including executive officers, and members of our Board are prohibited from engaging in hedging transactions involving our securities, including short sales and purchases or sales of puts, calls or other derivative securities. Our insider trading policy also prohibits certain types of pledges of our securities by all employees, including executive officers, and members of our Board, specifically purchases of our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan, with an exception for transactions with the pre-approval of our Chief Compliance Officer.

Tax Considerations

The applicability of Section 162(m) of the Code may affect the tax deductibility of certain portions of Named Executive Officers’ compensation. Under Section 162(m) of the Code, the Tax Cuts and Jobs Act of 2017 eliminates the performance-based compensation exception such that all compensation over one million dollars paid to “covered employees” would be nondeductible. Notwithstanding the changes to the tax deductibility requirements of Section 162(m) of the Code, the Company continues to believe that a meaningful portion of our executive officers’ compensation should be tied to measures of performance of our business.

The Company does not usually consider the tax consequences to Named Executive Officers of cash compensation or of equity-based compensation, though it considers the tax treatment to the Company for non-qualified options and the non-qualifying disposition of qualified options to be favorable.

Consideration of Advisory Vote on Executive Compensation

We held an advisory vote on executive compensation at the 2020 annual meeting of stockholders (otherwise known as “Say-on-Pay” votes) with over 90% of the votes cast voting to approve the executive compensation of the Company’s then-named executive officers. At our 2018 annual meeting of stockholders, the stockholders voted to recommend an advisory vote on the Company’s compensation once every two years and the Company has followed this recommendation. While Say-on-Pay votes are not binding on the Company, the Compensation Committee and Board will consider the outcome of our Say-on-Pay votes when making future compensation decisions for our executive officers.

Use of External Data

In consultation with Pearl Meyer, the Company has established the following nineteen companies as its peer group for fiscal year 2021. We evaluate this group in conjunction with our review of peer compensation data, which is comprised principally of oncology focused non-commercial, biotechnology and pharmaceuticals companies with products generally in Phase II or Phase III clinical trials that Pearl Meyer has deemed to be most comparable to us in market capitalization, employee head count and research and development expense.

Actinium Pharmaceuticals, Inc.*	MEI Pharma, Inc.
Calithera Biosciences, Inc.	Mustang Bio, Inc.*
Checkpoint Therapeutics, Inc.	Pieris Pharmaceuticals, Inc.
Corvus Pharmaceuticals, Inc.	Scholar Rock Holding Corporation *
Enochian Biosciences, Inc.	Sesen Bio, Inc.
Evelo Biosciences, Inc. *	Soligenix, Inc.*
Five Prime Therapeutics, Inc.	Sunesis Pharmaceuticals, Inc.
Geron Corporation	Syndax Pharmaceuticals, Inc.
Infinity Pharmaceuticals, Inc.*	Syros Pharmaceuticals, Inc.
Leap Therapeutics, Inc.

*	Indicates a new peer group company since the 2021 fiscal year.

We compare our executive compensation program and amounts of compensation against our peer group. We generally target total cash compensation, comprised of base salary and target annual incentive bonuses, to be competitive with the 50th percentile of the market. For fiscal year 2021, the total cash compensation for our Named Executive Officers generally fell within a competitive range of our target positioning. In addition, we generally grant stock options within a competitive range of the market. We size equity grants based on market data that expresses the awards as a percent of common shares outstanding, although in the future we may change our approach to base the size of equity grants on dollar value. This sizing approach is helpful to ensure that the dilutive effects of the grants are reasonable. In total, we believe that the compensation for our Named Executive Officers was reasonable given our corporate performance and our financial circumstances. As indicated above, our peer group is subject to change over time, and we expect that the Compensation Committee and we will continue to periodically review and update the list.

EXECUTIVE COMPENSATION

The following table sets forth, with respect to our fiscal years ended March 31, 2021 and 2020, all compensation earned by or paid to all persons who served as Chief Executive Officer of our Company at any time during such periods, and our two most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the last completed fiscal year (collectively, our “Named Executive Officers”).

Except as noted below, no compensation in the form of stock, options or other equity were granted or issued to any of the persons set forth in the following table during the periods indicated as compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Richard Cunningham, Chief Executive Officer(3)	2021	193,750	75,000	1,495,344	87,000	218	1,851,312
Steve Hoffman, former Chief Executive Officer and Chief Science Officer(4)	2021 2020	569,250 550,000	— —	— —	245,916 346,500	4,496 4,289	819,662 900,789
James Biehl, Chief Legal Officer(5)	2021	465,750	—	362,673	171,396	8,379	1,008,198
Dr. Jonathan Eckard, Chief Business Officer(5)	2021	400,000	—	302,227	144,650	11,912	858,789

(1)

Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts reported above in the “Option Awards” column represents the aggregate grant date fair value of option awards granted in the respective fiscal years, as determined in accordance with ASC 718. These values have been determined based on assumptions set forth in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year-ended March 31, 2021.

(2)

All Other Compensation includes health insurance premium payments for fiscal year 2021 and 2020 as compensation. For 2021, the Company made health insurance premium payments in the amount of $218 for Mr. Cunningham (Mr. Cunningham has not elected to receive health insurance through the Company and receives only the minimal benefits provided as a matter of course to all employees), $4,496 for Mr. Hoffman, $8,379 for Mr. Biehl and $11,912 for Dr. Eckard. For 2020, the Company made health insurance premium payments in the amount of $4,289 for Mr. Hoffman.

(3)	Mr. Cunningham was appointed as Chief Executive Officer on November 23, 2020 and received a sign-on bonus of $75,000.
(4)	Mr. Hoffman also served as the Company’s Chief Executive Officer during the periods presented until November 23, 2020.
(5)	Because Mr. Biehl and Dr. Eckard were not Named Executive Officers for the fiscal year 2021, as permitted by SEC rules and guidance, each executive’s compensation is not disclosed in the table above.

Outstanding Equity Awards as of March 31, 2021

As of March 31, 2021, the following equity awards were outstanding for the benefit of our Named Executive Officers. This table provides information about outstanding unexercised stock options held as of March 31, 2021 by each of the Named Executive Officers that remain outstanding.

	Option Grant Date		Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
Name			Exercisable (#)	Unexercisable (#)
Richard Cunningham	11/25/2020	(1)	125,000	1,875,000	1.03	11/24/2030
Steve Hoffman	05/09/2016	(2)	500,000	—	8.75	05/09/2026
James Biehl	3/28/2017	(3)	25,000	—	2.95	3/28/2027
	5/24/2018	(4)	75,000	—	2.90	5/24/2028
	9/13/2018	(5)	416,660	83,340	2.42	9/8/2028
	5/3/2019	(5)	147,700	105,500	1.56	5/2/2029
	5/7/2020	(1)	67,500	292,500	1.39	5/6/2030
Jonathan Eckard	8/1/2017	(6)	500,000	—	4.31	8/1/2027
	5/24/2018	(5)	275,000	25,000	2.90	5/23/2028
	5/3/2019	(5)	216,237	154,463	1.56	5/2/2029
	5/7/2020	(1)	56,250	243,750	1.39	5/6/2030

(1)	The option vests quarterly over 4 years.
(2)	The option vests 1/36th of the total grant every month after the date of grant.
(3)	This option vested 3/4th during quarter ended March 31, 2017 and 1/4th during quarter ended March 31, 2018.
(4)	The option vested during quarter ended June 30, 2018.
(5)	The option vests quarterly over 3 years.
(6)

The option grant, which originally vested 1/10th on the grant date then in four equal annual installments on the anniversary of the grant date, was amended on July 30, 2018 to change the vesting schedule to vest as if the original grant had been made on a three-year vesting schedule with equal quarterly vesting. As of the date hereof, the option is fully vested.

Option Exercises and Stock Vested During the Fiscal Year Ended March 31, 2021

No stock options were exercised by any Named Executive Officer during the fiscal year ended March 31, 2021. The Company has not made stock awards.

Employment Agreements

Richard Cunningham

On November 24, 2020, the Company entered into an employment agreement with its Chief Executive Officer, Richard Cunningham. Under this agreement, the chief executive officer will be entitled to an annual base salary and such target incentive award bonuses as the Company’s Board may determine, from time to time, in its sole discretion. The base salary is reviewed annually by the Company’s Compensation Committee and Board; provided that the base salary may not be decreased from its then current level due to any Board review. The employment agreement has a term of four years. If employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will be entitled to receive (A)(i) base salary as in effect at the time of such termination to the extent such amount has accrued through the termination date and remains unpaid, (ii) any earned but unpaid incentive award as of the termination date, (iii) any unpaid unreimbursed expenses as of the termination date ((A)(i) through (iii) above, the “Accrued Obligations”) and (B) in return for a timely executed and delivered release, (i) an aggregate amount equal to one year of his base salary, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (ii) immediate vesting of the portion of all his time-vesting equity awards under the Company’s 2015 Equity Incentive Plan that would have vested in the 12-month period following the termination date and (iii) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of the Company for the 12-month period following the termination date.

If the employment is terminated by the Company without Cause or by the executive for Good Reason, in each case, upon or within 12 months following the consummation of a Change in Control, then the executive will be entitled to (A) the Accrued Obligations; and (B) in return for a timely executed and delivered release, (i) an amount equal to one-and-a-half times one year of base salary, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (ii) an amount equal to one-and-a-half times his target incentive award for the year in which the termination date occurs (or if it has not yet been established, the target incentive award established for the immediately preceding year), which will be payable in the same manner and at the same time that the Company pays other Company executive incentive awards under the Cash Incentive Plan after the termination date, (iii) immediate vesting of all his time-based equity awards under the 2015 Equity Incentive Plan and (iii) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of the Company for the 18-month period following the termination date.

If the employment is terminated for “Cause,” or in the case of the executive’s death or disability, the executive will only be entitled to his base salary through the termination date, plus any accrued and unpaid incentive award as of the termination date. For purposes of these employment agreements, “Cause” means any one of the following: the executive’s: (i) breach of the employment agreement, (ii) conviction of, guilty plea to, or confession of guilt of, a felony, (iii) materially fraudulent, dishonest or illegal conduct in the performance of services for or on behalf of the Company or any of its affiliates, (iv) any repeated conduct by the executive in material violation of Company written policy (v) any conduct that is materially detrimental to the reputation of the Company or any of its affiliates, (vi) misappropriation of funds of the Company or any of its affiliates, (vii) gross negligence or willful misconduct or willful failure to comply with written directions of the Board which directions are within the scope of executive’s duties, or (viii) engaging in discrimination, sexual or other harassment, retaliation, or any conduct involving an act of moral turpitude. “Good Reason” means a material diminution in the executive’s authority, title, duties or responsibilities, the failure of the Company to make all payments due to the executive under the applicable agreement or otherwise, or the relocation of the executive’s primary office to a location more than 50 miles from the company office.

Steve Hoffman

In connection with Mr. Hoffman stepping down as Chief Executive Officer and continuing as Chief Science Officer, his employment agreement was amended and restated on November 24, 2020. Under this amended and restated agreement, the chief science officer will be entitled to an annual base salary of $500,000 in fiscal year 2022, $450,000 in fiscal year 2023 and thereafter as the Company’s Board may determine, from time to time, in its sole discretion. The base salary is reviewed annually by the Company’s Compensation Committee and Board; provided that the base salary may not be decreased from its then current level due to any Board review provided such salary will never decrease from its then-current level. Mr. Hoffman will also be entitled to a target incentive award of 50% of base salary for fiscal year 2022, 40% of base salary for fiscal year 2023, and thereafter in such amounts as the Company’s Board may determine, from time to time, in its sole discretion, provided such target incentive award shall never be below 40% of Mr. Hoffman’s then-current base salary. The employment agreement has a term of five years; provided, however, that, commencing on the first anniversary of the date of the agreement and on each anniversary thereafter, the term will automatically be extended by one year, such that, at any time during the term of the agreement, the remaining employment term will never be less than four years and one day. If employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will be entitled to receive (i) base salary as in effect at the time of such termination to the extent such amount has accrued through the termination date and remains unpaid, (ii) any earned but unpaid incentive award as of the termination date, (iii) in return for a timely executed and delivered release, an aggregate amount equal to the sum of base salary the executive would have received from the date of such termination through the then applicable expiration date, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, and (iv) any unpaid expenses as of the termination date.

If the employment is terminated for “Cause,” or in the case of the executive’s death or disability, the executive will only be entitled to his base salary through the termination date, plus any accrued and unpaid incentive award as of the termination date. For purposes of these employment agreements, “Cause” means any one of the following: the executive’s: (i) material breach of the employment agreement, (ii) conviction of, guilty plea to, or confession of guilt of, a felony involving the Company, (iii) materially fraudulent, dishonest or illegal conduct in the performance of services for or on behalf of the Company or any of its affiliates, (iv) any actual disparagement by Mr. Hoffman of the Company, (v) misappropriation of funds of the Company or any of its affiliates, (vi) gross negligence or willful misconduct or willful failure to comply with written directions of the Board which directions are within the scope of executive’s duties, or (vii) a breach of the duty of loyalty to the Company or its Affiliates with respect to its current lines of business. “Good Reason” means the failure of the Company to make all payments due to the executive under the applicable agreement and the continuation thereof for more than five calendar days after notice to the Company of such failure and demand for such outstanding payment(s).

James Biehl

On September 10, 2018, the Company entered into an employment agreement with its Chief Legal Officer, James Biehl. Under this agreement, the chief legal officer will be entitled to an annual base salary and such performance bonuses as the Company’s Board may determine, from time to time, in its sole discretion. The base salary is reviewed annually by the Company’s Compensation Committee and Board; provided that the base salary may not be decreased from its then current level due to any Board review. The employment agreement has a term of two and a half years, provided, however, that, commencing on the six month anniversary of the date of the agreement and on each subsequent six month anniversary thereafter, the term will automatically be extended by six months, such that, at any time during the term of the agreement, the remaining employment term will never be less than two years and one day. If employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will be entitled to receive (A)(i) base salary as in effect at the time of such termination to the extent such amount has accrued through the termination date and remains unpaid, (ii) any fully earned and declared but unpaid performance bonus as of the termination date and (iii) any unpaid unreimbursed expenses as of the termination date ((A)(i) through (iii) above, the “Accrued Obligations”) and (B) in return for a timely executed and delivered release, (i) an aggregate amount equal to the sum of his base salary that he would have received from the termination date through the agreement expiration date, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (ii) immediate vesting of the portion of all his time-vesting equity awards under the Company’s 2015 Equity Incentive Plan (unless the board determines the executive was negligent in the performance of his duties) and (iii) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of the Company for the 12-month period following the termination date.

If the employment is terminated for “Cause,” or in the case of the executive’s death or disability, the executive will only be entitled to the Accrued Obligations. For purposes of these employment agreements, “Cause” means any one of the following: the executive’s: (i) material breach of the employment agreement, (ii) conviction of, guilty plea to, or confession of guilt of, a felony involving the Company, (iii) materially fraudulent, dishonest or illegal conduct in the performance of services for or on behalf of the Company or any of its affiliates, (iv) any repeated conduct by the executive in material violation of Company written policy (v) any conduct that is materially detrimental to the reputation of the Company or any of its affiliates, (vi) misappropriation of funds of the Company or any of its affiliates, (vii) gross negligence or willful misconduct or willful failure to comply with written directions of the Board which directions are within the scope of executive’s duties, or (viii) conduct involving an act of moral turpitude. “Good Reason” means a material diminution in the executive’s authority, title, duties or responsibilities, the failure of the Company to make all payments due to the executive under the applicable agreement or otherwise, or the relocation of the executive’s primary office to a location more than 25 miles from the company office.

Jonathan Eckard

On July 31, 2018, the Company entered into an amended and restated employment agreement with Jonathan Eckard, now its Chief Business Officer. Under this agreement, the executive will be entitled to an annual base salary and such performance bonuses as the Company’s Board may determine, from time to time, in its sole discretion. The base salary is reviewed annually by the Company’s Compensation Committee and Board; provided that the base salary may not be decreased from its then current level due to any Board review. The employment agreement has a one year term that automatically renews unless terminated by either party on 60 days’ notice. If employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will be entitled to receive (A)(i) base salary as in effect at the time of such termination to the extent such amount has accrued through the termination date and remains unpaid, (ii) any fully earned and declared but unpaid performance bonus as of the termination date and (iii) any unpaid unreimbursed expenses as of the termination date ((A)(i) through (iii) above, the “Accrued Obligations”) and (B) in return for a timely executed and delivered release, (i) an aggregate amount equal to one year of his base salary, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (ii) immediate vesting of the portion of all his time-vesting equity awards under the Company’s 2015 Equity Incentive Plan (unless the board determines the executive was negligent in the performance of his duties) and (iii) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of the Company for the 12-month period following the termination date.

If the employment is terminated for “Cause,” or in the case of the executive’s death or disability, the executive will only be entitled to the Accrued Obligations. For purposes of these employment agreements, “Cause” means any one of the following: the executive’s: (i) material breach of the employment agreement, (ii) conviction of, guilty plea to, or confession of guilt of, a felony involving the Company, (iii) materially fraudulent, dishonest or illegal conduct in the performance of services for or on behalf of the Company or any of its affiliates, (iv) any repeated conduct by the executive in material violation of Company written policy (v) any conduct that is materially detrimental to the reputation of the Company or any of its affiliates, (vi) misappropriation of funds of the Company or any of its affiliates, (vii) gross negligence or willful misconduct or willful failure to comply with written directions of the Board which directions are within the scope of executive’s duties, or (viii) conduct involving an act of moral turpitude. “Good Reason” means a material diminution in the executive’s authority, title, duties or responsibilities, the failure of the Company to make all payments due to the executive under the applicable agreement or otherwise, or the relocation of the executive’s primary office to a location more than 25 miles from the company office.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of March 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (3)
Equity compensation plans approved by stockholders prior to March 31, 2021	12,588,068	(1)	$2.92	3,374,884
Equity compensation plans not approved by stockholders prior to March 31, 2021	29,767	(2)	$5.00	—

Total Equity	12,617,835		$2.92	3,374,884

(1)

12,588,068 shares of our Common Stock are issuable under option awards made prior to March 31, 2021 under our 2015 Equity Incentive Plan and our 2016 Plan, each approved by stockholders; these option awards carry a weighted average exercise price of $2.92 per share. For a description of the terms of the 2015 Equity Incentive Plan and 2016 Plan, please see Note 13 to the consolidated financial statements presented in our 2021 Annual Report.

(2)

29,767 shares of our Common Stock are issuable upon the exercise of certain warrants to purchase common stock as of March 31, 2021 at a weighted average exercise price $5.00 per share. Each of these warrants may be exercised until December 18, 2025 (the tenth anniversary of the issuance). The warrants described in this footnote are limited to warrants issued in return for goods or services provided and do not include warrants issued in connection with capital raising transactions, consistent with applicable SEC disclosure obligations.

(3)	3,374,884 shares of our Common Stock are issuable under awards eligible to be made (and not outstanding) as of March 31, 2021 under our 2015 Equity Incentive Plan and 2016 Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY AND OTHER TRANSACTIONS

As a smaller reporting company, SEC rules require us to disclose any transaction for the last two completed fiscal years or any currently proposed transaction in which our Company is a participant and in which any related person has or will have a direct or indirect material interest involving an amount in excess of $120,000 or one percent of the average of the Tyme’s total assets at year end for the last two fiscal years. A related person is any executive officer, director, nominee for director or holder of 5% or more of the Company’s Common Stock or an immediate family member of any of those persons.

In accordance with such SEC rules, in addition to other disclosures contained elsewhere in this report, we note the following related party transactions that occurred during such period:

The Company was provided legal service by Faegre Drinker Biddle & Reath LLP (“Faegre Drinker”), which, prior to February 1, 2020, was Drinker Biddle & Reath LLP (“DBR”). James Biehl, our Chief Legal Officer, holds the consulting role “Senior Counsel” with Faegre Drinker. During the year ending March 31, 2021, the Company incurred approximately $0.6 million in legal charges payable to Faegre Drinker, and the Company had approximately $87,000 and $61,000 in accounts payable and accrued expenses payable to Faegre Drinker at March 31, 2021 and June 30, 2021, respectively. During the year ending March 31, 2020, the Company incurred approximately $0.9 million in legal charges payable to Faegre Drinker, and the Company had approximately $73,000 and $235,000 in accounts payable and accrued expenses payable to Faegre Drinker at March 31, 2020 and June 30, 2020, respectively.

As noted above in “Common Stock Ownership,” Michael Demurjian, who beneficially owns more than five percent of the Company’s voting securities, resigned as an executive officer and director of the Company effective March 15, 2019. In connection with his resignation, he entered into a Release Agreement, dated March 15, 2019 (the “Release Agreement”), pursuant to which he is entitled to certain severance payments subject to his compliance with obligations and restrictions under the agreement. Mr. Demurjian is entitled to continued payment of his current base salary through March 5, 2024 pursuant to the terms of his employment agreement with the Company, dated March 5, 2015. Additionally, his vested stock options will remain exercisable until March 5, 2024, and he has forfeited all unvested stock options. Mr. Demurjian has also agreed, among other things, not to compete with the Company and not to solicit the Company’s employees, officers, managers or full-time consultants until March 5, 2024. The Release Agreement also places confidentiality and non-disparagement obligations upon Mr. Demurjian and includes a release of all claims against the Company. The Company likewise has a non-disparagement obligation, ending on March 5, 2024. The Company paid Mr. Demurjian $450,000 of his severance during the 2021 fiscal year and paid $510,000 of his severance during the 2020 fiscal year, which includes a one-time payment of $60,000 to satisfy in full all health benefit obligations under the Release Agreement.

AUDIT COMMITTEE REPORT

With respect to Tyme Technologies, Inc.’s (“Tyme” or the “Company”) financial reporting process, the management of the Company is responsible for establishing and maintaining internal controls and preparing Tyme’s consolidated financial statements. Tyme’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thorton”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Tyme’s financial statements. We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of Grant Thornton included in its audit of Tyme’s consolidated financial statements.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2021 with Tyme’s management and with Grant Thornton, including the results of the independent registered public accounting firm’s audit of Tyme’s financial statements. We have also discussed with Grant Thornton all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board (“PCAOB”) and SEC for communication with audit committees, under which Grant Thornton must provide us with additional information regarding the scope and results of its audit of Tyme’s consolidated financial statements.

We have also received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and have discussed with Grant Thornton its independence from Tyme, as well as any relationships that may impact Grant Thornton’s objectivity and independence.

Based on our review of the matters noted above and our discussions with Tyme’s management and independent registered public accountant, we recommended to the Board of Directors that the audited consolidated financial statements be included in Tyme’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, for filing with the SEC.

Members of the Audit Committee
David Carberry (Chair) Donald DeGolyer Timothy C. Tyson

PROPOSAL NO. 2

APPROVAL TO AMEND OUR 2016 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

We are asking our stockholders to approve an amendment and restatement of the 2016 Plan (“Amended and Restated 2016 Plan”). If approved by our stockholders, the amendment and restatement would result in the following material change to the 2016 Plan:

1.	Increase the total number of shares of Common Stock authorized and reserved for issuance under the 2016 Plan by 3,000,000 shares to 5,750,000 shares.

On May 28, 2021, the Board unanimously approved the amendment and restatement of the 2016 Plan, subject to stockholder approval, to ensure that the Board and the Compensation Committee will be able to use the 2016 Plan to make the types of awards, and covering the number of shares, as necessary to meet the Company’s needs. The Board believes that participation in the 2016 Plan by our non-employee directors promotes the success of the Company’s business by aligning the interests of our non-employee directors with our stockholders.

Stockholder approval of the amendment and restatement of the 2016 Plan is necessary under Nasdaq requirements for equity compensation plans. As of July 1, 2021, there remain 889,167 shares available for future awards under the 2016 Plan. If our stockholders do not approve the amendment and restatement of the 2016 Plan, the Plan will continue in effect under the terms currently in place and we may have insufficient shares available under the plan to grant our directors equity compensation in future years.

Summary of 2016 Plan Terms, as Amended and Restated

The material features of the Amended and Restated 2016 Plan are described below. The following description of the Amended and Restated 2016 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended and Restated 2016 Plan. Stockholders are urged to read the actual text of the Amended and Restated 2016 Plan in its entirety, which is attached to this Proxy Statement as Appendix A.

The purpose of the 2016 Plan is to compensate our non-employee directors for their Board service. Under the 2016 Plan (and under the Amended and Restated 2016 Plan) the Company may issue stock options to the non-employee directors. Our current director compensation program consists of the following: (i) annual cash retainers of $50,000 for director service, (ii) “Initial Grants” upon a director’s initial appointment to the Board consisting of an immediate stock option grant to acquire of 100,000 shares at a fair value exercise price; and (iii) “Annual Grants” for members who continue in service as members of the Board subsequent to each annual meeting of stockholders, occurring subsequent to an Initial Grant, an annually-fixed stock option grant (such award was options to purchase 65,000 shares in fiscal year 2021). The Initial Grants and Annual Grants have a ten year term, subject to applicable termination or forfeiture provisions, and vest in equal quarterly increments over a one-year period from the date of grant.

Stock options granted under the Amended and Restated 2016 Plan are awarded with an exercise price per share equal to the “Fair Market Value” as determined on the grant date based on the last sale before the grant date, the first sale after the grant date, the closing price on the trading day before or the trading day of the grant date, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant date or any other reasonable method using actual transactions in such stock as reported on the market.

The Amended and Restated 2016 Plan also enables each non-employee director to elect to receive stock options in lieu of all or part of cash director fees that would otherwise be payable to that non-employee director, which are otherwise payable at the rate of $12,500 per quarter, or $50,000 per annum, for Board service (the “Cash Election Options”). As such, each non-employee director may elect, in accordance with procedures established by the Board, to receive options with a Black-Scholes-based valuation model value equal to the value of such cash director fees. Cash Election Options may be elected with a two- or five-year term, with the number of options associated with a two-year term having a larger number of underlying shares compared to the five-year term options due to the difference in time-value of two-year versus five-year options under the Black-Scholes based option valuation methodology. Cash Election Options are fully vested on the date of grant.

New Plan Benefits

For the year ended March 31, 2021, the Company has granted awards to six non-employee directors under the 2016 Director Plan, and six non-employee directors are currently eligible for such awards as of the date of this Proxy Statement. With respect to actual new plan benefits available in the future to non-employee directors, please note that (1) non-employee directors who are re-elected in connection with the Annual Meeting (and continue service following each annual meeting thereafter) will receive options to purchase a number of shares of common stock that is fixed annually after review of benchmarking data, (2) newly appointed directors, if any, would receive a sign-on grant of options to purchase shares of common stock, which number of options may be changed from the current 100,000 options, and (3) the amount of future Cash Election Options, if any, cannot be determined. Accordingly, it is not possible as of the date of this proxy statement to determine future awards that will be received by our non-employee directors under the Amended and Restated 2016 Plan.

No more than 5,750,000 shares may be issued pursuant to the Amended and Restated 2016 Plan. The Amended and Restated 2016 Plan expires in May 2026.

Federal Income Tax Consequences

Options granted to non-employee directors (or optionees) are considered nonqualified stock options under the Internal Revenue Code, which we refer to as “NSOs.” An optionee does not recognize taxable income upon the grant of an NSO. Upon the exercise of an NSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option. If an optionee sells shares received upon the exercise of an NSO, the optionee recognizes capital gain income to the extent the sales proceeds exceed the fair market value of such shares on the date of exercise.

We intend to file with the SEC a Registration Statement on Form S-8 to register the additional 3,000,000 shares of Common Stock available for issuance under the Amended and Restated 2016 Plan promptly after receiving stockholder approval of the Amended and Restated 2016 Plan.

The Board of Directors recommends a vote “FOR” the approval of the Amended and Restated 2016 Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2022. We are asking our stockholders to ratify the selection of Grant Thornton as our independent registered public accounting firm. Although ratification is not required by our By-Laws or otherwise, we are submitting the election of Grant Thornton to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the election, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Tyme and our stockholders. Representatives of Grant Thornton are expected to be present at the virtual Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

The following table presents fees for professional audit services and other services provided to Tyme by Grant Thornton for the fiscal years ended March 31, 2021 and 2020.

	Fiscal 2021	Fiscal 2020
Audit Fees(1)	$368,370	$407,423
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$368,370	$407,423

(1)

Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of our financial statements as well as for the review of registration statements filed under the Securities Act of 1933, as amended, including comfort letters and consents for securities offerings and filings made with the SEC.

Our Audit Committee currently has not established formal pre-approval policies or procedures but all fees described above were approved by the Audit Committee of our Board.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2022.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or single set of other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or separate set of Proxy Materials, please notify your broker or us. You can make a request by contacting our Corporate Secretary by phone at (212) 461-2315 and selecting option three (investor relations) or by mail at 1 Pluckemin Way, Suite 103, Bedminster, NJ 07921. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Availability of Annual Report on Form 10-K

We filed our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 with the SEC on June 10, 2021. We will mail to you without charge, upon written request, a copy of our Annual Report, excluding exhibits. Please send the written request to Tyme Technologies, Inc., 1 Pluckemin Way, Suite 103, Bedminster, NJ 07921, Attention: Corporate Secretary. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2021 may also be accessed and printed directly from our website at http://www.tymeinc.com under the caption “Investors” or from the SEC’s website at www.sec.gov.

Other Business

Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by proxy at your earliest convenience or by attending the virtual Annual Meeting.

Annex A

TYME TECHNOLOGIES, INC.

2016 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective             , 2021

Tyme Technologies, Inc.

2016 Stock Option Plan for Non-Employee Directors

As Amended and Restated Effective                 , 2021

1.	Purpose.

The purpose of the Tyme Technologies, Inc. 2016 Stock Option Plan for Non-Employee Directors (the “Plan”) is to promote the interests of Tyme Technologies, Inc. (the “Company”) and its stockholders by providing Non-Employee Directors with an ownership interest in the Company in order to more closely align their interests with those of the Company’s stockholders and to enhance the Company’s ability to attract and retain highly qualified Non-Employee Directors.

2.	Definitions.

The following terms, as used herein, shall have the following meanings:

(a)	“Award” shall mean an Option granted pursuant to the Plan.

(b)	“Award Agreement” shall mean any written agreement, contract or other instrument or document between the Company and a Participant evidencing an Award.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)

“Cause” shall mean (i) the engaging by the Participant in willful misconduct that is materially injurious to the Company, (ii) the embezzlement or misappropriation of funds or property of the Company by the Participant, (iii) the conviction of the Participant of a felony or the entrance of a plea of guilty or nolo contendere by the Participant to a felony, or (iv) the willful failure or refusal by the Participant to substantially perform his duties or responsibilities that continues after being brought to the attention of the Participant (other than any such failure resulting from the Participant’s incapacity due to disability). For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered willful unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Determination of Cause shall be made by the Board in its sole discretion. Any such determination shall be final and binding on a Participant.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)

“Committee” shall mean the Compensation Committee of the Board or, if no such committee has been appointed, a committee of the Board which shall be comprised of at least two members who shall qualify as “non-employee directors” within the meaning of Rule 16b-3 issued under the Exchange Act. Prior to the date on which a committee is appointed to administer the Plan, “Committee” shall mean the Board.

(g)	“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

(h)	“Company” shall have the meaning set forth in Section 1 hereof.

(i)	“Effective Date” shall have the meaning set forth in Section 9(j) hereof.

(j)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k)

“Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock, based on the last sale before the grant date, the first sale after the grant date, the closing price on the trading day before or the trading day of the grant date, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant date or any other reasonable method using actual transactions in Common Stock as reported on the market. The method of determining Fair Market Value with respect to an Award shall be determined by the Committee; provided that, if the

Committee does not specify a different method, the Fair Market Value as of a particular date shall be the closing price on the day as of which Fair Market Value is to be determined or, if there is no sale on such date, the next preceding day on which such a sale occurred. Notwithstanding the foregoing, (i) Fair Market Value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with Code Section 422, and (ii) Fair Market Value shall be determined in accordance with Code Section 409A.

(l)	“Non-Employee Director” shall mean a member of the Board who is not also an employee of the Company or a subsidiary.

(m)	“Option” shall mean the right, granted pursuant to the Plan, to purchase shares of Common Stock.

(n)	“Partial Disability” shall mean that the Committee has determined, in its sole discretion, that a Participant is partially disabled.

(o)	“Participant” shall mean a Non-Employee Director selected by the Committee to receive an Award under the Plan.

(p)	“Permanent Disability” means that the Participant has been determined to be disabled by the Committee in its sole discretion.

(q)	“Plan” shall have the meaning set forth in Section 1 hereof.

(r)	“Plan Year” shall mean the Company’s fiscal year.

(s)	“Retirement” shall mean the Participant’s termination of service on the Board by reason of retirement, as determined by the Committee in its sole discretion.

(t)	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

3.	Administration.

(a)

Committee’s Powers. Except as reserved to the discretion of the Board hereunder, the Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan. The Committee will have the authority to: (i) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan; (ii) prescribe, amend and rescind rules and regulations relating to the Plan or any Award; (iii) select persons to receive Awards; (iv) determine the form and terms of Awards; (v) determine the number of shares of Common Stock subject to Awards; (vi) grant waivers of Plan or Award conditions; (vii) determine the vesting, exercisability and payment of Awards; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement; and (ix) make all other determinations necessary or advisable for the administration of the Plan.

(b)

Committee’s Discretion Final. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including Non-Employee Directors, the Company, the Company’s stockholders, and any other interested persons.

4.	Eligibility.

Each Non-Employee Director shall be eligible to be selected as a Participant in the Plan. The Committee shall select the Non-Employee Directors to receive Awards and shall determine the number of shares of Common Stock subject to a particular Award in such manner as the Committee determines in its sole discretion.

5.	Stock Subject to the Plan.

(a)

Number of Shares. The maximum number of shares of Common Stock reserved for issuance pursuant to the Plan shall be 5,750,000 subject to equitable adjustment as provided in Section 5(b) below. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

(b)

Equitable Adjustment. In the event that an extraordinary transaction or other event or circumstance affecting the Common Stock shall occur, including, but not limited to, any extraordinary dividend or other distribution (whether in the form of cash, stock or other property), or recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of assets or other similar transaction or event, and the Committee determines that a change or adjustment in the terms of any Award is appropriate, then the Committee may, in its sole discretion, make such equitable changes or adjustments or take any other actions that it deems necessary or appropriate (which shall be effective at such time as the Committee in its sole discretion determines), including, but not limited to (A) causing changes or adjustments to any or all of (i) the number and kind of shares of stock or other securities or property which may thereafter be issued under the Plan in connection with Awards, (ii) the number and kind of shares of stock or other securities or property issued or issuable in respect of outstanding Awards, and (iii) the exercise price relating to any Award, and (B) canceling outstanding Awards in exchange for replacement awards or cash.

6.	Non-Employee Director Options.

(a)

General.    The Committee may grant one or more Options to a Non-Employee Director and will determine (i) the number of shares of Common Stock subject to each such Option, (ii) the exercise price of each such Option, (iii) the period during which each such Option may be exercised, and (iv) all other terms and conditions of each such Option, subject to the terms and conditions of this Section 6.

(b)

Form of Option Award Agreement. Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement.    Each Award Agreement shall (i) state that the Option constitutes a Nonqualified Stock Option, (ii) state the number of shares of Common Stock to which the Option relates, (iii) contain such other provisions (which need not be the same for each Non-Employee Director or Option) as the Committee may from time to time approve, and (iv) comply with and be subject to the terms and conditions of the Plan.

(c)	Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee.

(d)

Exercise Period. Each Option shall be exercisable within the times or upon the occurrence of one or more events determined by the Committee and set forth in the Award Agreement governing such Option, provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted. The Committee also may provide for an Option to become exercisable at one time or from time to time, periodically or otherwise, in such number of shares of Common Stock or percentage of share s of Common Stock as the Committee determines. Except as otherwise provided in an Award Agreement and provided that the Non-Employee Director shall have continually served as such from the date of grant through the applicable vesting date, an Option shall become vested on a quarterly basis over a one year period following the date of grant (at a rate of 1/4 per quarter), such that on the first anniversary of the date of grant, the Option will be fully vested. Notwithstanding the foregoing, except as otherwise provided in an Award Agreement, (i) each outstanding Option shall become immediately vested and exercisable in full upon the death of the Non-Employee Director, and (ii) if the Non-Employee Director’s membership on the Board terminates by reason of Retirement, Permanent

Disability or Partial Disability, any outstanding Option held by such Non-Employee Director shall become immediately vested and exercisable in full.

(e)

Exercise Price. The exercise price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the per share Fair Market Value of the shares of Common Stock subject to such Option on the date of grant of such Option. Payment for the shares of Common Stock purchased shall be made in accordance with Section 6(g) of the Plan.

(f)

Termination. Except as otherwise provided in an Award Agreement, upon the cessation of a Non-Employee Director’s membership on the Board for any reason, vested Options granted to such Non-Employee Director shall expire upon the earliest to occur of (i) two (2) years from the date of such cessation of Board membership, (ii) the tenth anniversary of the date of grant of the Option, or (iii) the second anniversary of the Non-Employee Director’s death; provided, the periods set forth in clauses (i) and (iii) may be extended upon Board approval. Any portion of an Option that is not vested on the Non-Employee Director’s cessation of Board membership for any reason (or does not become vested by reason of such cessation of membership under paragraph (f) above) shall be permanently forfeited on the date such membership ceases.

(g)

Method and Time of Payment. The Option exercise price shall be paid in full, at the time of exercise, in cash, in shares of Common Stock having a Fair Market Value equal to such Option exercise price, in a combination of cash and Common Stock or, in the sole discretion of the Committee or as set forth in any Award Agreement, through a cashless exercise procedure.

(h)

Elective Options for Non-Employee Directors. Each Non-Employee Director may from time to time elect, in accordance with procedures established by the Committee, to receive in lieu of all or part of any cash fees for services as a director of the Company that would otherwise be payable to such Non-Employee Director (“Cash Fees”), an Option to purchase shares of Common Stock, which Option shall have a value (as determined in accordance with the Black-Scholes stock option valuation method) as of the date of grant of such Option equal to the amount of such Cash Fees. Notwithstanding anything to the contrary set forth elsewhere in the Plan, (i) the Option shall remain outstanding for a term of two or five years from the date of grant, as elected by the Non-Employee Director, and (ii) the Option shall be fully vested and exercisable at the time of grant.

7.	General Provisions.

(a)

Compliance with Legal Requirements. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental authority or agency as may be required.

(b)

Nontransferability. Awards shall not be transferable by a Participant other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however Awards may be transferred pursuant to a domestic relations order awarding benefits to an “alternate payee” (within the meaning of Code Section 414(p)(8)) that the Committee determines satisfies the criteria set forth in paragraphs (1), (2), and (3) of Code Section 414(p).

(c)

No Right To Continued Directorship. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue to serve as a director of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement.

(d)

Withholding Taxes. Where a Participant or other person is entitled to receive shares of Common Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Common Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Common Stock or cash otherwise payable to such Participant through such Award having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation, and/or (c) delivering to the Company previously acquired shares of Common Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to the amount of the total withholding tax obligation.

(e)

Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, any such amendment, suspension or termination of the Plan shall be subject to the requisite approval of the stockholders of the Company to the extent stockholder approval is necessary to satisfy the applicable requirements of the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or securities exchange listing requirements or any other law or regulation. Except as otherwise provided herein, no amendment shall materially adversely affect the rights of any Participant under any Award previously granted under the Plan without such Participant’s consent. Unless sooner terminated by the Board, the Plan will automatically terminate on the tenth anniversary of the Effective Date. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

(f)

Participant Rights. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Common Stock covered by any Award until the date of exercise of the Option and the issuance of a certificate to him or her for such shares in respect of such exercise.

(g)

Unfunded Status of Awards. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h)

No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)

Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j)	Effective Date. The “Effective Date” of this Plan is May 9, 2016.

(k)

Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE Vote by - Internet 24 Hours - a Q Day, U I CK 7 Days a Week E A SY or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you TYME TECHNOLOGIES, INC. marked, signed, dated and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 23, 2021. INTERNET –www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/tymeinc/2021 MAIL – Mark, sign and date your proxy card PLEASE DO NOT RETURN THE PROXY CARD IF YOU and return it in the postage-paid envelope ARE VOTING ELECTRONICALLY . provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes X THE BOARD OF DIRECTORS OF TYME TECHNOLOGIES, INC. RECOMMENDS A VOTE “FOR” THE ELECTION OF like this EACH DIRECTOR NOMINEE IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. ALL OF THE PROPOSALS ARE PROPOSALS OF THE COMPANY. WITHHOLD Proposal 1. AUTHORITY Proposal 3. Election of Directors FOR ALL FOR ALL FOR ALL Ratification of appointment of Grant NOMINEES NOMINEES EXCEPT Thornton LLP as independent FOR AGAINST ABSTAIN (1) Donald W. DeGolyer (2) Steve Hoffman registered public accounting firm for the fiscal year March 31, 2022. (Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and strike a line through that nominee’s name in the list above.) Proposal 2. Approval of Amended and Restated FOR AGAINST ABSTAIN 2016 Stock Option Plan for Non-Employee Directors. CONTROL NUMBER Signature Signature, if held jointly Date , 2021. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders To view the 2021 Proxy Statement and 2021 Annual Report to Stockholders and attend the Annual Meeting, please go to: https://www.cstproxy.com/tymeinc/2021 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TYME TECHNOLOGIES, INC. The undersigned appoints Richard Cunningham and James Biehl, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Tyme Technologies, Inc. held of record by the undersigned at the close of business on July 1, 2021 at the Annual Meeting of Stockholders of Tyme Technologies, Inc. to be held on August 24, 2021 at 11:00 AM (Eastern Time), or at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CONTRARY DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS IN PROPOSAL 1, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE SHARES OF COMMON STOCK AT THE ANNUAL MEETING ARE EXPRESSLY REVOKED. (Continued, and to be marked, dated and signed, on the other side)